EXHIBIT 10-4

[AIPN LOGO GOES HERE]

                  MODEL FORM INTERNATIONAL OPERATING AGREEMENT



                                      1995







                                   DISCLAIMER
THIS MODEL FORM HAS BEEN PREPARED ONLY AS A SUGGESTED GUIDE AND MAY NOT CONTAIN ALL OF THE PROVISIONS THAT MAY BE REQUIRED BY THE PARTIES TO AN ACTUAL AGREEMENT. THIS MODEL FORM HAS NOT BEEN ENDORSED BY THE ASSOCIATION OF INTERNATIONAL PETROLEUM NEGOTIATORS (AIPN) OR BY ANY MEMBERS OF THE AIPN. USE OF THIS MODEL FORM OR ANY PORTION OR VARIATION THEREOF SHALL BE AT THE SOLE DISCRETION AND RISK OF THE USER PARTIES. USERS OF THE MODEL FORM OR ANY VARIATION THEREOF ARE ENCOURAGED TO SEEK THE ADVICE OF LEGAL COUNSEL TO ENSURE THAT THE FINAL DOCUMENT REFLECTS THE ACTUAL AGREEMENT OF THE PARTIES. THE AIPN DISCLAIMS ANY AND ALL INTERESTS OR LIABILITY WHATSOEVER FOR LOSS OR DAMAGES THAT MAY RESULT FROM USE OF THIS MODEL FORM OR PORTIONS OR VARIATIONS THEREOF. ALL LOGOS AND REFERENCES TO THE AIPN MUST BE REMOVED FROM THIS MODEL FORM WHEN USED AS AN ACTUAL AGREEMENT.


             (C) Association of International Petroleum NegotiatorS


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                                 1995 MODEL FORM

                        INTERNATIONAL OPERATING AGREEMENT







                   COMPANIA CONSULTORA DE PETROLEO ("CCP") (1)

                         ZIEGLER-PERU, INC. ("ZPI") (2)

                       RADIAL ENERGY, INC. ("RADIAL") (3)










        OPERATING AGREEMENT COVERING: HUAYA ANTICLINE PROJECT ("PROJECT")

                              LOCATED IN BLOCK 100

                             LORETO DEPARTMENT, PERU





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MODEL FORM INTERNATIONAL OPERATING AGREEMENT - 1995

                                TABLE OF CONTENTS
                                                                            PAGE

ARTICLE I - DEFINITIONS ..................................................... 1
ARTICLE II - EFFECTIVE DATE AND TERM ........................................ 3
ARTICLE III - SCOPE ......................................................... 4
     3.1      Scope ......................................................... 4
     3.2      Participating Interest ........................................ 4
     3.3      Ownership, Obligations and Liabilities ........................ 4
     3.4      Government Participation ...................................... 4

ARTICLE IV    - OPERATOR .................................................... 5
     4.1      Designation of Operator ....................................... 5
     4.2      Rights and Duties of Operator ................................. 5
     4.3      Employees of Operator ......................................... 5
     4.4      Contractors ................................................... 6
     4.5      Information Supplied by Operator .............................. 6
     4.6      Settlement of Claims and Lawsuits ............................. 6
     4.7      Limitation on Liability of Operator ........................... 6
     4.8      Insurance Obtained by Operator ................................ 7
     4.9      Commingling of Funds .......................................... 8
     4.10     Resignation of Operator ....................................... 8
     4.11     Removal of Operator ........................................... 8
     4.12     Appointment of Successor ...................................... 8

ARTICLE V - OPERATING COMMITTEE ............................................. 9
     5.1      Establishment of Operating Committee .......................... 9
     5.2      Powers and Duties of Operating Committee ...................... 9
     5.3      Authority to Vote ............................................. 9
     5.4      Subcommittees ................................................. 9
     5.5      Notice of Meeting ............................................. 9
     5.6      Contents of Meeting Notice..................................... 9
     5.7      Location of Meetings .......................................... 9
     5.8      Operator's Duties for Meetings ................................ 9
     5.9      Voting Procedure ............................................. 10
     5.10     Record of Votes .............................................. 10
     5.11     Minutes ...................................................... 10
     5.12     Voting by Notice ............................................. 10
     5.13     Effect of Vote ............................................... 10

ARTICLE VI - WORK PROGRAMS AND BUDGETS ..................................... 11
     6.1      Drilling of Obligation Well One .............................. 11
     6.2      Drilling of Obligation Wells Two and Three ................... 11
     6.3      Development Program and Drilling ............................. 12
     6.4      Production ................................................... 12
     6.5      Itemization of Expenditures .................................. 12
     6.6      Contract Awards .............................................. 13
     6.7      Authorization for Expenditure ("AFE") Procedure .............. 13
     6.8      Overexpenditures of Work Programs and Budgets ................ 13

ARTICLE VII - OPERATIONS BY LESS THAN ALL PARTIES .......................... 13
     7.1      Limitation on Applicability .................................. 13



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MODEL FORM INTERNATIONAL OPERATING AGREEMENT - 1995

ARTICLE VIII - DEFAULT ..................................................... 14
     8.1      Default and Notice ........................................... 14
     8.2      Operating Committee Meetings and Data ........................ 14
     8.3      Allocation of Defaulted Accounts ............................. 14
     8.4      Remedies ..................................................... 15
     8.5      Survival ..................................................... 16
     8.6      No Right of Set Off .......................................... 16

ARTICLE IX  - DISPOSITION OF PRODUCTION .................................... 16
     9.1      Right and Obligation to Take in Kind ......................... 16
     9.2      Agreement for Crude Oil Sales ................................ 16
     9.3      Separate Agreement for Natural Gas ........................... 17

ARTICLE X  -  ABANDONMENT .................................................. 17
     10.1     Abandonment of Wells Drilled as Joint Operations ............. 17

ARTICLE XI -  SURRENDER, EXTENSIONS AND RENEWALS ........................... 17
     11.1     Surrender .................................................... 17
     11.2     Extension of the Term ........................................ 18

ARTICLE XII - TRANSFER OF INTEREST OR RIGHTS ............................... 18
     12.1     Obligations .................................................. 18
     12.2     Rights ....................................................... 19

ARTICLE XIII - WITHDRAWAL FROM AGREEMENT ................................... 19
     13.1     Right of Withdrawal .......................................... 19
     13.2     Partial or Complete Withdrawal ............................... 19
     13.3     Rights of a Withdrawing Party ................................ 20
     13.4     Obligations and Liabilities of a Withdrawing Party ........... 20
     13.5     Emergency .................................................... 20
     13.6     Assignment ................................................... 20
     13.7     Approvals .................................................... 21
     13.8     Security ..................................................... 21
     13.9     Withdrawal or Abandonment by all Parties ..................... 21

ARTICLE XIV - RELATIONSHIP OF PARTIES AND TAX .............................. 21
     14.1     Relationship of Parties ...................................... 21
     14.2     Tax   ........................................................ 21
     14.3     United States Tax Election ................................... 21

ARTICLE XV  - CONFIDENTIAL INFORMATION - PROPRIETARY TECHNOLOGY ............ 22
     15.1     Confidential Information ..................................... 22
     15.2     Continuing Obligations ....................................... 22
     15.3     Proprietary Technology ....................................... 22
     15.4     Trades of Information ........................................ 23

ARTICLE XVI - FORCE MAJEURE ................................................ 23
     16.1     Obligations .................................................. 23
     16.2     Definition of Force Majeure .................................. 23

ARTICLE XVII - NOTICES ..................................................... 23

ARTICLE XVIII - APPLICABLE LAW AND DISPUTE RESOLUTION ...................... 24
     18.1     Applicable Law ............................................... 24
     18.2     Dispute Resolution ........................................... 24

ARTICLE XIX - ALLOCATION OF COST RECOVERY RIGHTS ........................... 25


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MODEL FORM INTERNATIONAL OPERATING AGREEMENT - 1995
     19.1     Allocation of Production ..................................... 25
ARTICLE XX - GENERAL PROVISIONS ............................................ 25
     20.1     Warranties as to no Payments, Gifts and Loans ................ 25
     20.2     Conflicts of Interest ........................................ 25
     20.3     Public Announcements ......................................... 26
     20.4     Successors and Assigns ....................................... 26
     20.5     Waiver ....................................................... 26
     20.6     Severance of Invalid Provisions .............................. 26
     20.7     Modifications ................................................ 26
     20.8     Headings ..................................................... 26
     20.9     Singular and Plural .......................................... 26
     20.10    Gender ....................................................... 26
     20.11    Counterpart Execution ........................................ 26
     20.12    Entirety ..................................................... 26

     Signature Page ........................................................ 27

Exhibit "A" - Contract Area for Huaya Anticline Project - Map

Exhibit "B" - License Contract for Block 100 Exhibit "C" -

Accounting Procedure





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MODEL FORM INTERNATIONAL OPERATING AGREEMENT - 1995


                           OPERATING AGREEMENT ("JOA")

     THIS AGREEMENT (hereinafter "Agreement") is made as of the Effective Date among Compania Consultora de Petroleo, S.A. (hereinafter "CCP"), a company incorporated in the Republic of Peru; Radial Energy, Inc., a company incorporated in Nevada, United States of America (hereinafter referred to as "Radial"); and Ziegler-Peru, Inc., a company incorporated in Texas, United States of America (hereinafter referred to as "ZPI"). The companies named above may sometimes individually be referred to as "Party" and collectively as the "Parties".

                                   WITNESSETH:

     WHEREAS, the Parties have entered into contracts and agreements for oil and gas exploration, exploitation, development, and production as regards a License Contract (hereinafter the "License Contract" or "Contract") with the Republic of Peru, Ministry of Mines, and/or PeruPetro covering certain areas located in the Loreto Department, Peru - Ucayali Basin called Block 100, with the "Contract Area" being the Huaya Anticline Project. Exhibit A to this Agreement is a map showing the Huaya Anticline Project (hereinafter "Project"), and Exhibit B is a copy of the License Contract for Block 100; and
     WHEREAS, the Parties desire to define their respective rights and obligations with respect to their operations under the Contract Area;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements and obligations set out below and to be performed, the Parties agree as follows:

                             ARTICLE I - DEFINITIONS

     As used in this Agreement, the following words and terms shall have the meaning ascribed to them below:
I.1 ACCOUNTING PROCEDURE means the rules, provisions and conditions set forth and contained in Exhibit C to this Agreement.
I.2  AFE means an authorization for expenditure pursuant to Article 6.6.
I.3 AFFILIATE means a company, partnership or other legal entity which controls, or is controlled by, or which is controlled by an entity which controls, a Party. Control means the ownership directly or indirectly of fifty (50) percent or more of the voting rights in a company, partnership or legal entity.
I.1 AGREED INTEREST RATE means interest compounded on a monthly basis, at the rate per annum equal to the one (1) month term, London Interbank Offered Rate (LIBOR rate) for U.S. dollar deposits, as published by THE WALL STREET JOURNAL or if not published there, then by the FINANCIAL TIMES OF LONDON, plus N/A ( ) percentage points, applicable on the first Business Day prior to the due date of payment and thereafter on the first Business Day of each succeeding calendar month. If the aforesaid rate is contrary to any applicable usury law, the rate of interest to be charged shall be the maximum rate permitted by such applicable law.
I.2 AGREEMENT means this agreement, together with the Exhibits attached to this agreement, and any extension, renewal or amendment hereof agreed to in writing by the Parties.
I.3 APPRAISAL WELL means any well (other than an Exploration Well or a Development Well) whose purpose at the time of commencement of drilling such well is to appraise the extent or the volume of Hydrocarbon reserves contained in an existing Discovery.
 I.4 BARREL means a quantity consisting of forty-two (42) United States gallons, corrected to a temperature of sixty (60) degrees Fahrenheit under one (1) atmosphere of pressure.
I.5 BUSINESS DAY means a day on which the banks in LIMA, PERU are customarily open for business.
I.6 CALENDAR QUARTER means a period of three (3) months commencing with January 1 and ending on the following March 31, a period of three (3) months commencing with April 1 and ending on the following June 30, a period of three (3) months commencing with July 1 and ending on the following September 30, or a period of three (3) months commencing with October 1 and ending on the following December 31 according to the Gregorian Calendar.
I.7 CALENDAR YEAR means a period of twelve (12) months commencing with January 1 and ending on the following December 31.
I.8 CASH PREMIUM means the payment made pursuant to Article 7.5(B) by a Non-Consenting Party to reinstate its rights to participate in an Exclusive Operation.
I.9 COMMERCIAL DISCOVERY means any Discovery which is sufficient to entitle the Parties to apply for authorization from the Government to commence exploitation.

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MODEL FORM INTERNATIONAL OPERATING AGREEMENT - 1995

I.10 COMPLETION means an operation intended to complete a well through the Christmas tree as a producer of Hydrocarbons in one or more Zones, including, but not limited to, the setting of production casing, perforating, stimulating the well and production Testing conducted in such operation. COMPLETE and other derivatives shall be construed accordingly.
I.11 CONSENTING PARTY means a Party who agrees to participate in and pay its share of the cost of a Joint Operation.
I.12 CONTRACT means the License Contract awarded for Block 100 as concluded between the Republic of Peru, Ministry of Mines, and/or PeruPetro and CCP as identified in the second paragraph of this Agreement, and any extension, renewal or amendment thereof agreed to in writing by or for the Parties, and those laws, statutes, rules and regulations with respect to the exploration, exploitation, development, and production of Hydrocarbons that govern such instrument or are incorporated by the terms of such instrument.
I.13 CONTRACT AREA means as of the Effective Date the surface area of the Huaya Anticline Project which is described in Exhibit A to this Agreement, and formations to all depths below that surface area on which Joint Operations will be conducted.

I.14 DAY means a calendar day unless otherwise specifically provided.
I.15 DEFAULT NOTICE shall have the meaning ascribed in Article 8.1.
I.16 DEFAULTING PARTY shall have the meaning ascribed in Article 8.1.
I.17 DEEPENING means an operation whereby a well is drilled to an objective Zone below the deepest Zone in which the well was previously drilled, or below the deepest Zone proposed in the associated AFE, whichever is the deeper. DEEPEN and other derivatives shall be construed accordingly.
I.18 DEVELOPMENT PLAN means a plan for the development of Hydrocarbons from the Contract Area.
I.19 DEVELOPMENT WELL means any well drilled for the production of Hydrocarbons pursuant to a Development Plan.
I.20 DISCOVERY means the discovery of an accumulation of Hydrocarbons whose existence until that moment was unproven by drilling.
I.21 EFFECTIVE DATE means the date this Agreement comes into effect as stated in
     Article II.
I.22 ENTITLEMENT means a quantity of Hydrocarbons of which a Party has the right and obligation to take delivery pursuant to the Contract or, if applicable, an offtake agreement, and the terms of this Agreement, after adjustment for overlifts and underlifts.
I.23 EXCLUSIVE OPERATION means those operations and activities carried out pursuant to this Agreement, the costs of which are chargeable to the account of less than all the Parties.
I.24 EXCLUSIVE WELL means a well drilled pursuant to an Exclusive Operation.
I.25 EXPLOITATION AREA means that part of the Contract Area which is established for development of a Commercial Discovery pursuant to the Contract or if the Contract does not establish an exploitation area, then that part of the Contract Area which is delineated as the exploitation area in a Development Plan approved as a Joint Operation or as an Exclusive Operation.
I.26 EXPLOITATION PERIOD means any and all periods of exploitation during which the production and removal of Hydrocarbons is permitted under the Contract.
I.27 EXPLORATION PERIOD means any and all periods of exploration set out in the Contract.
I.28 EXPLORATION WELL means any well whose purpose at the time of the commencement of drilling is to explore for an accumulation of Hydrocarbons whose existence was at that time unproven by drilling.
I.29 G & G DATA means only geological, geophysical and geochemical data and other similar information that is not obtained through a well bore.
I.30 GOVERNMENT means the government the Republic of Peru and any political subdivision or agency or instrumentality thereof, including without limitation the Government Oil Company.
I.31 GOVERNMENT OIL COMPANY means PeruPetro.
I.32 GROSS NEGLIGENCE means any act or failure to act (whether sole, joint or concurrent) by any person or entity which was intended to cause, or which was in reckless disregard of or wanton indifference to, harmful consequences such person or entity knew, or should have known, such act or failure would have on the safety or property of another person or entity.
I.33 HYDROCARBONS means all substances including liquid and gaseous hydrocarbons which are subject to and covered by the Contract.
I.34 IN KIND PREMIUM means the grant of an interest in production made pursuant to Article 7.5(C) by a Non-Consenting Party to reinstate its rights under an Exclusive Operation.
I.35 JOINT ACCOUNT means the accounts maintained by Operator in accordance with the provisions of this Agreement and of the Accounting Procedure for Joint Operations.

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MODEL FORM INTERNATIONAL OPERATING AGREEMENT - 1995

I.36 JOINT OPERATIONS means those operations and activities carried out by Operator pursuant to this Agreement, the costs of which are chargeable to all Parties unless otherwise defined in this Agreement or agreed to by the Parties.
I.37 JOINT PROPERTY means, at any point in time, all wells, facilities, equipment, materials, information, funds and the property held for use in Joint Operations.
I.38 MINIMUM WORK OBLIGATIONS means those work and/or expenditure obligations specified in the Contract which must be performed during the then current Contract phase or period in order to satisfy the obligations of the Contract, and may become part of or become the MINIMUM DEVELOPMENT PROGRAM as the Project moves to the development phase.
I.39 MINIMUM DEVELOPMENT PROGRAM means the program that is applied for by CCP and approved by the Government as the development plan for proceeding to that phase of the Project and is the minimum that the Parties agree to participate in going forward beyond Obligation Well Three.
1.39A NON-CONSENTING PARTY OR NON-PARTICIPATING PARTY means a Party who elects not to participate in a Joint Operation.
1.39B NON-OPERATOR(S) means the Party or Parties to this Agreement other than
     Operator.
I.40 OPERATING COMMITTEE means the committee constituted in accordance with
     Article V.
I.41 OPERATOR means a Party to this Agreement designated as such in accordance with this Agreement.
I.42 PARTICIPATING INTEREST means the undivided percentage interest of each Party in the rights and obligations derived from the Contract and this Agreement.
I.43 PARTY means any of the entities named in the first paragraph to this Agreement and any respective permitted successors or assigns.
I.44 PETROLEUM COSTS means costs and expenses incurred by the Parties and allowed to be recovered pursuant to the Contract.
I.45 PLUGGING BACK means a single operation whereby a deeper Zone is abandoned in order to attempt a Completion in a shallower Zone. Plug Back and other derivatives shall be construed accordingly.
I.46 PRODUCTION BONUS includes any funds payable by the Parties under any provision of the Contract.
I.47 PROFIT OIL means that portion of the total production of Hydrocarbons, in excess of Cost Oil, which is allocated to the Parties under the terms of the Contract, if applicable.
I.48 REALLOCATION COST OIL shall have the meaning ascribed in Article 19.2.
I.49 RECOMPLETION means an operation whereby a Completion in one Zone is abandoned in order to attempt a Completion in a different Zone within the existing wellbore. RECOMPLETE and other derivatives shall be construed accordingly.
I.50 REWORKING means an operation conducted in the wellbore of a well after it is Completed to secure, restore, or improve production in a Zone which is currently open to production in the wellbore. Such operations include, but are not limited to, well stimulation operations, but exclude any routine repair or maintenance work, or drilling, Sidetracking, Deepening, Completing, Recompleting, or Plugging Back of a well. REWORK and other derivatives shall be construed accordingly.
I.51 SENIOR SUPERVISORY PERSONNEL means with respect to a Party, any individual who functions as such Party's designated manager or supervisor who is responsible for, or in charge of onsite drilling, construction or production and related operations, or any other field operations; and any individual who functions for such Party or one of its Affiliates at a management level equivalent to or superior to the tier selected, or any officer or director of such Party or one of its Affiliates.
1.51 SIDETRACKING means the directional control and intentional deviation of a well from vertical so as to change the bottom hole location unless done to straighten the hole or to drill around junk in the hole or to overcome other mechanical difficulties. SIDETRACK and other derivatives shall be construed accordingly.
1.52 TESTING means an operation intended to evaluate the capacity of a Zone to produce Hydrocarbons. TEST and other derivatives shall be construed accordingly.
1.53 WORK PROGRAM AND BUDGET means a work program for Joint Operations and budget therefore as described and approved in accordance with Article VI.
1.54 ZONE means a stratum of earth containing or thought to contain an accumulation of Hydrocarbons separately producible from any other accumulation of Hydrocarbons.


                      ARTICLE II - EFFECTIVE DATE AND TERM
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MODEL FORM INTERNATIONAL OPERATING AGREEMENT - 1995

     This Agreement shall have effect from May, 10 2006, and shall continue in effect until the Contract terminates or all Joint Operations are concluded, and all materials, equipment and personal property used in connection with the Joint Operations have been removed and disposed of, and final settlement has been made among the Parties.
     Notwithstanding the preceding sentence:
     (A) Article X shall remain in effect until all wells have been properly abandoned; and
     (B) Article 4.5 and Article XVIII shall remain in effect until all obligations, claims, arbitrations and lawsuits have been settled or otherwise resolved.

                               ARTICLE III - SCOPE

3.1  SCOPE
     (A) The purpose of this Agreement is to establish the respective rights and obligations of the Parties with regard to operations under the Contract and in the Contract Area, including without limitation the joint exploration, appraisal, development and production of Hydrocarbon reserves from the Contract Area.
     (B) Without limiting the generality of Article 3.1(A), the following activities are outside of the scope of this Agreement and are not addressed herein:
          (1) Construction, operation, maintenance, repair and removal of facilities downstream from the point of delivery of the Parties' shares of Hydrocarbons under the offtake agreement provided for in
          Article 9.2;
          (2) Transportation of Hydrocarbons beyond the point of delivery of the Parties' shares of Hydrocarbons under the offtake agreement provided for in Article 9.2;
          (3) Marketing and sales of Hydrocarbons, except as expressly provided in Articles 7.5, 7.11(E) and 8.4 and in Article IX;
          (4) Acquisition of rights to explore for, appraise, develop or produce Hydrocarbons outside of the Contract Area (other than as a consequence of unitization with an adjoining contract area under the terms of the Contract); and
          (5) Exploration, appraisal, development or production of minerals other than Hydrocarbons, whether inside or outside of the Contract Area.

3.2  PARTICIPATING INTEREST
     (A) The Participating Interests of the Parties as of the Effective Date
are:
                     CCP                    70          %
                     ---                    --
                    RADIAL                  20          %
                    ------                  --
                    ZPI                     10          %
                    ---                     --

     (B) If a Party transfers all or part of its Participating Interest pursuant to the provisions of this Agreement and the Contract, the Participating Interests of the Parties shall be revised accordingly.

3.3  OWNERSHIP,OBLIGATIONS AND LIABILITIES
     (3) Unless otherwise provided in this Agreement, all the rights and interests in and under the Contract, all Joint Property and any Hydrocarbons produced from the Contract Area shall, subject to the terms of the Contract, be owned by the Parties in accordance with their respective Participating Interests.
     (3) Unless otherwise provided in this Agreement, the obligations of the Parties under the Contract and all liabilities and expenses incurred by Operator in connection with Joint Operations shall be charged to the Joint Account and all credits to the Joint Account shall be shared by the Parties, as among themselves, in accordance with their respective Participating Interests.
     (3) Each Party shall pay when due, in accordance with the Accounting Procedure, its Participating Interest share of Joint Account expenses, including cash advances and interest, accrued pursuant to this Agreement. The Parties agree that time is of the essence for payments owing under this Agreement. A Party's payment of any charge under this Agreement shall be without prejudice to its right to later contest the charge.

3.4  GOVERNMENT PARTICIPATION
     If Government Oil Company elects to participate in the rights and obligations of Parties pursuant to provisions of or requirements of the Contract, the Parties shall contribute, in proportion to their respective Participating Interests, to the interest to be acquired by Government Oil Company and shall execute such documents as may be necessary to effect such transfer of interests and the joinder of the Government Oil Company as a party to this Agreement. All payments received for the transfer of such interests shall be credited to the Parties in proportion to their Participating Interests. 57

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MODEL FORM INTERNATIONAL OPERATING AGREEMENT - 1995

                                                           ARTICLE IV - OPERATOR

4.1  DESIGNATION OF OPERATOR
     CCP is designated as Operator, and agrees to act as such.

4.2  RIGHTS AND DUTIES OF OPERATOR
     (A) Subject to the terms and conditions of this Agreement, Operator shall have all of the rights, functions and duties of Operator under the Contract and shall have exclusive charge of and shall conduct all Joint Operations. Operator may employ independent contractors and/or agents (which may include Affiliates of Operator) in such Joint Operations.
     (B) In the conduct of Joint Operations, Operator shall:
          (1) Perform Joint Operations in accordance with the provisions of the Contract, this Agreement and the instructions of the Operating Committee not in conflict with this Agreement;
          (2) Conduct all Joint Operations in a diligent, safe and efficient manner in accordance with good and prudent oil field practices and conservation principles generally followed by the international petroleum industry under similar circumstances;
          (3) Subject to Article 4.6 and the Accounting Procedure, neither gain a profit nor suffer a loss as a result of being the Operator in its conduct of Joint Operations, provided that Operator may rely upon Operating Committee approval of specific accounting practices not in conflict with the Accounting Procedure;
          (4) Perform the duties for the Operating Committee set out in Article V, and prepare and submit to the Operating Committee the proposed Work Programs, Budgets and AFEs as provided in Article VI;
          (5) Acquire all permits, consents, approvals, surface or other rights that may be required for or in connection with the conduct of Joint Operations;
          (6) Upon receipt of reasonable advance notice, permit the representatives of any of the Parties to have at all reasonable times and at their own risk and expense reasonable access to the Joint Operations with the right to observe all such Joint Operations and to inspect all Joint Property and to conduct financial audits as provided in the Accounting Procedure;
          (7) Maintain the Contract in full force and effect. Operator shall promptly pay and discharge all liabilities and expenses incurred in connection with Joint Operations and use its reasonable efforts to keep and maintain the Joint Property free from all liens, charges and encumbrances arising out of Joint Operations;
          (8) Pay to the Government for the Joint Account, within the periods and in the manner prescribed by the Contract and all applicable laws and regulations, all periodic payments, royalties, taxes, fees and other payments pertaining to Joint Operations, but excluding any taxes measured by the incomes of the Parties;
          (9) Carry out the obligations of Operator pursuant to the Contract, including, but not limited to, preparing and furnishing such reports, records and information as may be required pursuant to the Contract;
          (10) Have in accordance with the decisions of the Operating Committee, the exclusive right and obligation to represent the Parties in all dealings with the Government with respect to matters arising under the Contract and Joint Operations. Operator shall notify the other Parties as soon as possible of such meetings. Non-Operators shall have the right to attend such meetings but only in the capacity of observers. Nothing contained in this Agreement shall restrict any Party from holding discussions with the Government with respect to any issue peculiar to its particular business interests arising under the Contract or this Agreement, but in such event such Party shall promptly advise the Parties, if possible, before and in any event promptly after such discussions, provided that such Party shall not be required to divulge to the Parties any matters discussed to the extent the same involve proprietary information on matters not affecting the Parties; and
          (11) Take all necessary and proper measures for the protection of life, health, the environment and property in the case of an emergency; provided, however, that Operator shall immediately notify the Parties of the details of such emergency and measures.

4.3  EMPLOYEES OF OPERATOR
          Subject to the Contract and this Agreement, Operator shall determine the number of employees, the selection of such employees, the hours of work and the compensation to be paid all such employees in connection with Joint Operations. Operator shall employ only such employees, agents and contractors as are reasonably necessary to conduct Joint Operations.

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MODEL FORM INTERNATIONAL OPERATING AGREEMENT - 1995

4.4  CONTRACTORS
     Operator shall employ only such agents and contractors as are reasonably necessary to conduct Joint Operations.
4.5  INFORMATION SUPPLIED BY OPERATOR
     (A) Operator shall provide Non-Operators the following data and reports as they are currently produced or compiled from the Joint Operations:
          (1) Copies of all logs or surveys;
          (2) Daily drilling progress reports;
          (3) Copies of all Tests and core analysis reports;
          (4) Copies of the plugging reports;
          (5) Copies of the final geological and geophysical maps and reports;
          (6) Engineering studies, development schedules and annual progress reports on development projects;
          (7) Field and well performance reports, including reservoir studies and reserve estimates;
          (8) Copies of all reports relating to Joint Operations furnished by Operator to the Government, except magnetic tapes or computer generated or other electronic data which shall be stored by Operator and made available for inspection and/or copying at the sole expense of the Non-Operator requesting same;
          (9) Other reports as frequently as is justified by the activities or as instructed by the Operating Committee; and
          (10) Subject to Article 15.3, such additional information for Non-Operators as they or any of them may request, provided that the requesting Party or Parties pay the costs of preparation of such information and that the preparation of such information will not unduly burden Operator's administrative and technical personnel. Only Non-Operators who pay such costs shall receive such additional information.
     (B) Operator shall give Non-Operators access at all reasonable times to all other data acquired in the conduct of Joint Operations. Any Non-Operator may make copies of such other data at its sole expense.
4.6  SETTLEMENT OF CLAIMS AND LAWSUITS
     (A) Operator shall promptly notify the Parties of any and all material claims or suits and such other claims and suits as the Operating Committee may direct which arise out of Joint Operations or relate in any way to Joint Operations. Operator shall represent the Parties and defend or oppose the claim or suit. Operator may in its sole discretion compromise or settle any such claim or suit or any related series of claims or suits for an amount not to exceed the equivalent of U.S. dollars ten thousand (U.S. $ 10,000) exclusive of legal fees. Operator shall obtain the approval and direction of the Operating Committee on amounts in excess of the above stated amount. Each Non-Operator shall have the right to be represented by its own counsel at its own expense in the settlement, compromise or defense of such claims or suits.
     (B) Any Non-Operator shall promptly notify the other Parties of any claim made against such Non- Operator by a third party which arises out of or may affect the Joint Operations, and such Non-Operator shall defend or settle the same in accordance with any directions given by the Operating Committee. Those costs, expenses and damages incurred pursuant to such defense or settlement which are attributable to Joint Operations shall be for the Joint Account.
     (C) Notwithstanding Article 4.5(A) and Article 4.5(B), each Party shall have the right to participate in any such suit, prosecution, defense or settlement conducted in accordance with Article 4.5(A) and Article 4.5(B) at its sole cost and expense; provided always that no Party may settle its Participating Interest share of any claim without first satisfying the Operating Committee that it can do so without prejudicing the interests of the Joint Operations.
4.7  LIMITATION ON LIABILITY OF OPERATOR
     (A) Except as set out in this Article 4.6, NEITHER THE PARTY DESIGNATED AS OPERATOR NOR ANY OTHER INDEMNITEE (AS DEFINED BELOW) SHALL BEAR (EXCEPT AS A PARTY TO THE EXTENT OF ITS PARTICIPATING INTEREST SHARE) ANY DAMAGE, LOSS, COST, EXPENSE OR LIABILITY RESULTING FROM PERFORMING (OR FAILING TO PERFORM) THE DUTIES AND FUNCTIONS OF THE OPERATOR, AND THE INDEMNITEES ARE HEREBY RELEASED FROM LIABILITY TO NON-OPERATORS FOR ANY AND ALL DAMAGES, LOSSES, COSTS, EXPENSES AND LIABILITIES ARISING OUT OF, INCIDENT TO OR RESULTING FROM SUCH PERFORMANCE OR FAILURE TO PERFORM, EVEN THOUGH CAUSED IN WHOLE OR IN PART BY A PRE-EXISTING DEFECT, THE NEGLIGENCE (WHETHER SOLE, JOINT OR

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     CONCURRENT), GROSS NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL FAULT OF
     OPERATOR (OR ANY SUCH INDEMNITEE). (B) Except as set out in this Article 4.6, THE PARTIES SHALL IN PROPORTION TO THEIR PARTICIPATING INTERESTS DEFEND AND INDEMNIFY OPERATOR AND ITS AFFILIATES, AND THE OFFICERS AND DIRECTORS OF BOTH (COLLECTIVELY, THE "INDEMNITEES"), FROM ANY AND ALL DAMAGES, LOSSES, COSTS, EXPENSES (INCLUDING REASONABLE LEGAL COSTS, EXPENSES AND ATTORNEYS' FEES) AND LIABILITIES INCIDENT TO CLAIMS, DEMANDS OR CAUSES OF ACTION BROUGHT BY OR ON BEHALF OF ANY PERSON OR ENTITY, WHICH CLAIMS, DEMANDS OR CAUSES OF ACTION ARISE OUT OF, ARE INCIDENT TO OR RESULT FROM JOINT OPERATIONS, EVEN THOUGH CAUSED IN WHOLE OR IN PART BY A PRE-EXISTING DEFECT, THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), GROSS NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL FAULT OF OPERATOR (OR ANY SUCH INDEMNITEE).
     (C) Nothing in this Article 4.6 shall be deemed to relieve the Party designated as Operator from its Participating Interest share of any damage, loss, cost, expense or liability arising out of, incident to or resulting from Joint Operations.
     (D) Notwithstanding Articles 4.6(A) and 4.6(B), if any Senior Supervisory Personnel of Operator or its Affiliates engage in Gross Negligence that proximately causes the Parties to incur damage, loss, cost, expense or liability for claims, demands or causes of action referred to in Articles 4.6(A) or 4.6(B), then, in addition to its Participating Interest share, Operator shall bear only the actual damage, loss, cost, expense and liability to repair, replace and/or remove Joint Property so damaged or lost, if any.
4.8  INSURANCE OBTAINED BY OPERATOR
     (A) Operator shall procure and maintain or cause to be procured and maintained for the Joint Account all insurance in the types and amounts required by the Contract and applicable laws, rules and regulations.
     (B) Operator shall obtain such further insurance, at competitive rates, as the Operating Committee may from time to time require.
     (C) Any Party may elect not to participate in the insurance to be procured under Article 4.7(B) provided such Party:
          (1) gives prompt notice to that effect to Operator;
          (2) does nothing which may interfere with Operator's negotiations for such insurance for the other Parties; and
          (3) obtains and maintains such insurance (in respect of which an annual certificate of adequate coverage from a reputable insurance broker shall be sufficient evidence) or other evidence of financial responsibility which fully covers its Participating Interest share of the risks that would be covered by the insurance procured under
          Article 4.7 (B), and which the Operating Committee may determine to be acceptable. No such determination of acceptability shall in any way absolve a non-participating Party from its obligation to meet each cash call including any cash call in respect of damages and losses and/or the costs of remedying the same in accordance with the terms of this Agreement. If such Party obtains other insurance, such insurance shall contain a waiver of subrogation in favor of all the other Parties, the Operator and their insurers but only in respect of their interests under this Agreement.
     (D) The cost of insurance in which all the Parties are participating shall be for the Joint Account and the cost of insurance in which less than all the Parties are participating shall be charged to the Parties participating in proportion to their respective Participating Interests.
     (E) Operator shall, in respect of all insurance obtained pursuant to this
     Article 4.7:
          (1) promptly inform the participating Parties when such insurance is obtained and supply them with certificates of insurance or copies of the relevant policies when the same are issued;
          (2) arrange for the participating Parties, according to their respective Participating Interests, to be named as co-insureds on the relevant policies with waivers of subrogation in favor of all the Parties; and
          (3) duly file all claims and take all necessary and proper steps to collect any proceeds and credit any proceeds to the participating Parties in proportion to their respective Participating Interests.
     (F) Operator shall use its reasonable efforts to require all contractors performing work in respect of Joint Operations to obtain and maintain any and all insurance in the types and amounts required by any applicable laws, rules and regulations or any decision of the Operating Committee and shall use its reasonable efforts to require all such contractors to name the Parties as additional insureds on such contractors' insurance policies

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MODEL FORM INTERNATIONAL OPERATING AGREEMENT - 1995

     or to obtain from their insurers waivers of all rights of recourse against Operator, Non-Operators and their insurers.

4.9  COMMINGLING OF FUNDS
     Operator may not commingle with Operator's own funds the monies which Operator receives from or for the Joint Account pursuant to this Agreement. Operator will establish a separate bank account or accounts for the Joint Operation.

4.10 RESIGNATION OF OPERATOR
     Subject to Article 4.11, Operator may resign as Operator at any time by so notifying the other Parties at least one hundred and twenty (120) Days prior to the effective date of such resignation.

4.11 REMOVAL OF OPERATOR
     (A) Subject to Article 4.11, Operator shall be removed upon receipt of notice from any Non-Operator if:
          (1) An order is made by a court or an effective resolution is passed for the reorganization under any bankruptcy law, dissolution, liquidation, or winding up of Operator;
          (2) Operator dissolves, liquidates, is wound up, or otherwise terminates its existence;
          (3) Operator becomes insolvent, bankrupt or makes an assignment for the benefit of creditors; or
          (4) A receiver is appointed for a substantial part of Operator's assets.
     (B) Subject to Article 4.11, Operator may be removed by the decision of the Non-Operators if Operator has committed a material breach of this Agreement and has either failed to commence to cure that breach within thirty (30) Days of receipt of a notice from Non-Operators detailing the alleged breach or failed to diligently pursue the cure to completion. Any decision of Non-Operators to give notice of breach to Operator or to remove Operator under this Article 4.10(B) shall be made by an affirmative vote of all of the non-Operator interest in the Joint Operations.
CHECK IF DESIRED.
     [X]     OPTIONAL PROVISION
          (C) If Operator together with any Affiliate of Operator is or becomes the holder of a Participating Interest of less than TEN percent (___10__%), then Operator shall be required to promptly notify the other Parties. The Operating Committee shall then vote within THIRTY (_30___) Days of such notification on whether or not a successor Operator should be named pursuant to Article 4.11.
CHECK IF DESIRED.
      [X]    OPTIONAL PROVISION
          (D) If there is a direct or indirect change in control of Operator (other than a transfer of control to an Affiliate of Operator), Operator shall be required to promptly notify the other Parties. The Operating Committee shall vote within THIRTY (__30__) Days of such notification on whether or not a successor Operator should be named pursuant to Article 4.11. For purposes of this Article 4.10(D), control means the ownership directly or indirectly of: fifty percent (50%) or more of the voting rights in Operator.

4.12 APPOINTMENT OF SUCCESSOR
     When a change of Operator occurs pursuant to Article 4.9 or Article 4.10:
     (A) The Operating Committee shall meet as soon as possible to appoint a successor Operator pursuant to the voting procedure of Article 5.9. However, no Party may be appointed successor Operator against its will. (B) If the Operator disputes commission of or failure to rectify a material breach alleged pursuant to Article 4.10(B) and proceedings are initiated pursuant to Article XVIII, no successor Operator may be appointed pending the conclusion or abandonment of such proceedings, subject to the terms of
     Article 8.3 with respect to Operator's breach of its payment obligations.
     (C) If an Operator is removed, other than in the case of Article 4.10(C) or
     Article 4.10(D), neither Operator nor any Affiliate of Operator shall have the right to vote for itself on the appointment of a successor Operator, nor be considered as a candidate for the successor Operator.
     (D) A resigning or removed Operator shall be compensated out of the Joint Account for its reasonable expenses directly related to its resignation or removal, except in the case of Article 4.10(B).
     (E) The resigning or removed Operator and the successor Operator shall arrange for the taking of an inventory of all Joint Property and Hydrocarbons, and an audit of the books and records of the removed Operator. Such inventory and audit shall be completed, if possible, no later than the effective date of the change of Operator and shall be subject to the approval of the Operating Committee. The liabilities and expenses of such inventory and audit shall be charged to the Joint Account.

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MODEL FORM INTERNATIONAL OPERATING AGREEMENT - 1995

     (F) The resignation or removal of Operator and its replacement by the successor Operator shall not become effective prior to receipt of any necessary Government approvals. (G) Upon the effective date of the resignation or removal, the successor Operator shall succeed to all duties, rights and authority prescribed for Operator. The former Operator shall transfer to the successor Operator custody of all Joint Property, books of account, records and other documents maintained by Operator pertaining to the Contract Area and to Joint Operations. Upon delivery of the above-described property and data, the former Operator shall be released and discharged from all obligations and liabilities as Operator accruing after such date. 9
                         ARTICLE V - OPERATING COMMITTEE

5.1  ESTABLISHMENT OF OPERATING COMMITTEE
          To provide for the overall supervision and direction of Joint Operations, there is established an Operating Committee composed of representatives of each Party holding a Participating Interest in the Project. Each Party shall appoint one (1) representative and one (1) alternate representative to serve on the Operating Committee. Each Party shall as soon as possible after the date of this Agreement give notice in writing to the other Parties of the name and address of its representative and alternate representative to serve on the Operating Committee. Each Party shall have the right to change its representative and alternate at any time by giving notice to such effect to the other Parties in writing. Based on the voting procedure in Section 5.9 below, fractional subsequent interests of the original Party interests may have only a fractional vote on the Operating Committee.
5.2  POWERS AND DUTIES OF OPERATING COMMITTEE
          The Operating Committee shall have power and duty to authorize and supervise Joint Operations that are necessary or desirable to fulfill the Contract License and properly exploit the Project in accordance with this Agreement and in a manner appropriate in the circumstances.
5.3  AUTHORITY TO VOTE
          The representative of a Party, or in his absence his alternate representative, shall be authorized to represent and bind such Party with respect to any matter which is within the powers of the Operating Committee and that is properly brought before the Operating Committee. Each such representative shall have a vote equal to the voting rights of the Participating Interest of the Party such person represents as shown in the section covering the Voting Procedure in Section 5.9 below. Each alternate representative shall be entitled to attend all Operating Committee meetings but shall have no vote at such meetings except in the absence of the representative for whom he is the alternate. In addition to the representative and alternate representative, each Party may also bring to any Operating Committee meetings such technical and other advisors as it may deem appropriate.
5.4  SUBCOMMITTEES
          The Operating Committee may establish such subcommittees, including technical subcommittees, as the Operating Committee may deem appropriate. The functions of such subcommittees shall be in an advisory capacity or as otherwise determined unanimously by the Parties.
5.5  NOTICE OF MEETING
     (A) Operator may call a meeting of the Operating Committee by giving notice to the Parties at least fifteen (15) Days in advance of such meeting.
     (B) Any Non-Operator may request a meeting of the Operating Committee by giving notice to all the other Parties. Upon receiving such request by an Party or Participating Interest, Operator shall call such meeting for a date not less than fifteen (15) Days nor more than twenty (20) Days after receipt of the request.
     (C) The notice periods above or any meeting dates or schedule may only be waived or modified with the unanimous written consent of all the Parties.
5.6  CONTENTS OF MEETING NOTICE
     (A) Each notice of a meeting of the Operating Committee as provided by Operator shall contain:
          (1) The date, time and location of the meeting; and
          (2) An agenda of the matters and proposals to be considered and/or voted upon.
     (B) A Party, by notice to the other Parties given not less than seven (7) Days prior to a meeting, may add additional matters to the agenda for a meeting.
     (C) On the request of a Party, and with the unanimous consent of all Parties, the Operating Committee may consider at a meeting a proposal not contained in such meeting agenda.

5.7  LOCATION OF MEETINGS

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MODEL FORM INTERNATIONAL OPERATING AGREEMENT - 1995

          All meetings of the Operating Committee shall be held in Lima, Peru, or elsewhere as decided by the Operating Committee.

5.8  OPERATOR'S DUTIES FOR MEETINGS
     (A) With respect to meetings of the Operating Committee and any subcommittee, Operator's duties shall include, but not be limited to:
          (1) Timely preparation and distribution of the agenda;
          (2) Organization and conduct of the meeting; and
          (3) Preparation of a written record or minutes of each meeting.
     (B) Operator shall have the right to appoint the chairman of the Operating Committee and all subcommittees.

 5.9 VOTING PROCEDURE
          At the time this agreement is signed, there are three (3) Parties with Participating Interests. The number of votes of the Operating Committee will not be increased by any sale or division of interests in the Project, but will stay at three (3) total, with any interests created after the effective date of this Agreement having a fractional share of the original interest from which the new or acquired interest is derived, and the total of those fractional interests so subdivided from one vote will still or only count as one total vote. All affirmative or approving votes of the Operating Committee will be either unanimous or by a two vote to one vote margin. However, the CCP vote, or its successor or the total of any created fractional interests of that one vote, shall have a veto vote that may be exercised over any affirmative vote of the other two voting interests with which it does not agree. Once the CCP interest votes in the affirmative on any vote, the veto vote may not be later exercised to negate that decision. CCP thus has three voting options, one is to agree, one is to veto, and the third is to vote to not participate but to allow the operation to proceed without its participation as is set forth in Article 7.1 (D) and (E) below. If any Party or Parties withdraw from the Project, the same successor interest will be created for voting as for any sale or division of interests as set forth above.

5.10 RECORD OF VOTES
          The chairman of the Operating Committee shall appoint a secretary who shall make a record of each proposal voted on and the results of such voting at each Operating Committee meeting. Each representative shall sign and be provided a copy of such record at the end of such meeting and it shall be considered the final record of the decisions of the Operating Committee.

5.11 MINUTES
          The secretary shall provide each Party with a copy of the minutes of the Operating Committee meeting within fifteen (15) Days after the end of the meeting. Each Party shall have fifteen (15) Days after receipt of such minutes to give notice of its objections to the minutes to the secretary. A failure to give notice specifying objection to such minutes within said fifteen (15) Day period shall be deemed to be approval of such minutes. In any event, the votes recorded under Article 5.10 shall take precedence over the minutes described above.

5.12 VOTING BY NOTICE
     (A) In lieu of a meeting, any Party may submit any proposal to the Operating Committee for a vote by notice. The proposing Party or Parties shall notify Operator who shall give each representative notice describing the proposal so submitted. Each Party shall communicate its vote by notice to Operator and the other Parties within five (5) Days after receipt of Operator's notice.
     (B) Except in the case of Article 5.12(A)(1), any Non-Operator may by notice delivered to all Parties within three (3) Days of receipt of Operator's notice request that the proposal be decided at a meeting rather than by notice. In such an event, that proposal shall be decided at a meeting duly called for that purpose.
     (C) Except as provided in Article X, any Party failing to communicate its vote in a timely manner shall be deemed to have voted against such proposal.
     (D) If a meeting is not requested, then at the expiration of the appropriate time period, Operator shall give each Party a confirmation notice stating the tabulation and results of the vote.

5.13 EFFECT OF VOTE
          All decisions taken by the Operating Committee pursuant to this
     Article V, shall be conclusive and - binding on all the Parties, except that:
     (A) If pursuant to this Article V, a Joint Operation, other than an operation to fulfill the Minimum Work Obligations, has been properly proposed to the Operating Committee and the Operating Committee has not approved such proposal in a timely manner, then any Party may conduct procedures to implement operations essentially the same as those proposed for such Joint Operation within the time frame as follows:

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MODEL FORM INTERNATIONAL OPERATING AGREEMENT - 1995

          (1) For proposals involving the use of a contractor's drilling rig that is standing by in the Contract Area, such right shall be exercisable for twenty-four (24) hours after the time specified in
          Article 5.12(A)(1) has expired or after receipt of Operator's notice given pursuant to Article 5.13(D), as applicable.
          (2) For all other proposals, such right shall be exercisable for ten
          (10) Days after the date the Operating Committee was required to consider such proposal pursuant to Article 5.6 or Article 5.12.
     (B) If a Party voted against any proposal which was approved by the Operating Committee and which could be conducted as an Exclusive Operation pursuant to Article VII, other than any proposal relating to Minimum Work Obligations, then such Party shall have the right not to participate in the operation contemplated by such approval. The Parties that were not entitled to give or did not give notice of non- consent shall be Consenting Parties as to the operation contemplated by the Operating Committee approval, and shall conduct such operation as an Exclusive Operation under Article VII. Any Party that gave notice of non-consent shall be a Non-Consenting Party as to such Exclusive Operation.
     (C) The Operating Committee may, at any time, pursuant to this Article V, reconsider and approve, decide or take action on any proposal that the Operating Committee declined to approve earlier, or modify or revoke an earlier approval, decision or action.
     (D) Once a Joint Operation for the drilling, Deepening, Testing, Sidetracking, Plugging Back, Completing, Recompleting, Reworking or plugging of a well, has been approved and commenced, such operation shall not be discontinued without the consent of the Operating Committee; provided, however, that such operation may be discontinued, if circumstances occur which in the reasonable judgment of Operator cause the continuation of such operation to be unwarranted and after notice the Operating Committee within the period required under Article 5.12(A)(1) approves discontinuing such operation. On the occurrence of either of the above, Operator shall promptly notify the Parties that such operation is being discontinued pursuant to the foregoing.
     (E) For any operation for which a Party can go non-consent or decide to not participate, any such Party wishing to exercise its right of non-consent must give notice of non-consent to all other Parties within five (5) Days (or within twenty-four (24) hours if the drilling rig or well service rig to be used in such operation is standing by in the Contract Area) following Operating Committee approval of such proposal.
                                          ARTICLE VI - WORK PROGRAMS AND BUDGETS

6.1  DRILLING OF OBLIGATION WELL ONE
     (A) Within thirty (30) days after the effective date of this Agreement, Operator shall deliver to the Parties a proposed initial schedule detailing the Joint Operations to be performed for the mobilization of a rig and equipment and for the drilling, testing, and evaluation of Obligation Well One. It is the goal of the Project/Joint Operation to begin the drilling of Obligation Well One by September 1, 2006.
     (B) After obtaining the results of Obligation Well One including after any part of the test period allowed by the Contract, Operator shall as soon as possible submit to the Operating Committee and to the Parties a report containing available details concerning the results of and data from Obligation Well One and Operator's recommendation as to whether the result merits the drilling of Obligation Wells Two and Three.
     (C) Parties agree that participating in Obligation Well One includes approval for the drilling, testing, logging, setting casing on, and a test or completion attempt for the well, with no Casing Point Election.
     (D) By unanimous agreement of the Parties, Obligation Well One may be abandoned at any point without finishing the drilling of, testing, evaluation, or completion of the well.
     (E) If the attempt to drill and evaluate Obligation Well One is abandoned for any reason, the Parties or remaining Party or Parties (if any Party or Parties withdraw from the Project as provided in this Agreement), may propose a replacement or alternate Obligation Well One and proceed then as set forth in this Agreement during and after that well as though it was the originally proposed Obligation Well One.
     (F) Parties agreeing to do so within thirty (30) Days of being presented with the Operator's recommendation as in Section 6.1(B) above will continue the Project and proceed to the drilling of Obligation Wells Two and Three.

6.2  DRILLING OF OBLIGATION WELLS TWO AND THREE
     (A) Once a vote is taken as set forth in Article V as to whether to proceed with the drilling of Obligation Wells Two and Three, and if the result is positive, the drilling, testing, and evaluation of those wells shall proceed under the direction of the Operator, with the Operator reporting on the operations and results of those wells as provided elsewhere in this Agreement.

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MODEL FORM INTERNATIONAL OPERATING AGREEMENT - 1995

     (B) Parties agree that approval to drill Obligation Wells Two and Three includes approval for the drilling, testing, logging, setting casing on, and a test or completion attempt for the well(s), with no Casing Point Election.
     (C) Any Party may decide after Obligation Well Two to not continue with Obligation Well Three, and then may withdraw from the Project.
     (D) By unanimous vote of the Operating Committee as is set forth in Article V, any operation on Obligation Well Two or Obligation Well Three may be stopped, modified, or abandoned.

6.3  DEVELOPMENT PROGRAM AND DRILLING
     (A) If after the drilling, testing, and evaluation of Obligation Wells Two and Three the Operating Committee determines that the Project merits development, the Parties agree to vote within thirty (30) Days whether to continue the Project, and those Parties voting to continue the Project agree to move to the development phase of the project and agree to participate in at least the Minimum Development Plan as approved by the Government or Government Oil Company. The Operator shall as soon as practical propose and seek approval of a Minimum Development Plan as is required by the Contract License. Within thirty (30) Days after obtaining approval of the mandated Contract License Minimum Development Plan, Operator shall deliver to the Parties a proposed Work Program and Budget for the development of and for producing from the Project during the first calendar year or part thereof. Within thirty (30) Days of such delivery, or earlier if necessary to meet any applicable deadline under the Contract License, the Operating Committee shall meet to consider, modify and then either approve or reject the initial development Work Program and Budget. Once the initial year's development Work Program and Budget is approved by the Operating Committee, Operator shall take such steps as may be required under the Contract License to secure approval of the development Work Program and Budget by the Government, if required. In the event the Government requires changes in the development Work Program and Budget, the matter shall be resubmitted to the Operating Committee for further consideration.
     (B) The Work Program and Budget agreed pursuant to this Article 6.3 shall include all of the Minimum Work Obligations, or at least that part of such Minimum Work Obligations required to be carried out during the Calendar Year in question under the terms of the Contract License or approved Minimum Development Program. If within the time periods prescribed in this
     Article 6.3 the Operating Committee is unable to agree on such a Work Program and Budget, then the proposal capable of satisfying the Minimum Work Obligations for the Calendar Year in question that receives the largest Participating Interest vote (even if less than the applicable percentage under Article 5.9) shall be deemed adopted as part of the annual Work Program and Budget. If competing proposals receive equal votes, then Operator shall choose between those competing proposals. Any portion of a Work Program and Budget adopted pursuant to this Article 6.3(B) instead of
     Article 5.9 shall include only such operations for the Joint Account as are necessary to maintain the Contract License in full force and effect, including such operations as are necessary to fulfill the Minimum Work Obligations, if any, required for the given Calendar Year.
     (C) The Operator will submit to the Parties a proposed Work Program and Budget by October 31 of each Calendar Year for the following year, and the Operating Committee will vote on and approve the presented Work Program and Budget or an agreed or compromise program for drilling, production and other operations of the Project/Joint Operations within thirty (30) Days of the presentation.
     (D) Any approved Work Program and Budget may be revised by the Operating Committee from time to time. To the extent such revisions are approved by the Operating Committee, the Work Program and Budget shall be amended accordingly. The Operator shall prepare and submit a corresponding work program and budget amendment to the Government if required by the terms of the Contract.
     (E) During the development Work Program, any Party or Participating Interest may determine to not participate in an operation and the Party will be a non-participating Party or interest as defined in Article VII.

6.4  PRODUCTION
          On or before the 31stt day of October of each Calendar Year, Operator shall deliver to the Parties a proposed Work Program and Budget as set forth in Article 6.3, which will include production operations to be performed for the Project and the projected production schedule for the following Calendar Year. Within thirty (30) days of such delivery, the Operating Committee shall agree upon a production Work Program and Budget. The production Work Program and Budget, during any year in which development may occur, may be part of the development Work Program and Budget.
6.5  ITEMIZATION OF EXPENDITURES
     (A) During the preparation of the proposed Work Programs and Budgets and Development Plans contemplated in this Article VI, Operator shall consult with the Operating Committee or the appropriate subcommittees regarding the contents of such Work Programs and Budgets and Development Plans.

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MODEL FORM INTERNATIONAL OPERATING AGREEMENT - 1995

     (B) Each Work Program and Budget submitted by Operator shall contain an itemized estimate of the costs of Joint Operations and all other expenditures to be made for the Joint Account during the Calendar Year in question and shall:
          (1) Identify each work category in sufficient detail to afford the ready identification of the nature, scope and duration of the activity in question;
          (2) Include such reasonable information regarding Operator's allocation procedures and estimated manpower costs as the Operating Committee may determine; and
          (3) Comply with the current and minimum requirements of the Contract.
     (C) The Work Program and Budget shall designate the portion or portions of the Contract Area (i.e., drilling locations) in which Joint Operations itemized in such Work Program and Budget are to be conducted and shall specify the kind and extent of such operations in such detail as the Operating Committee may deem suitable. Any well location set forth in any development plan may be modified or relocated by the Operating Committee.
6.6  CONTRACT AWARDS
     Operator shall award each contract for approved Joint Operations to the best qualified contractor as determined by cost and ability to perform the contract without the obligation to tender and without informing or seeking the approval of the Operating Committee, except that before entering into contracts with Affiliates of the Operator exceeding U.S. dollars ten thousand (U.S. $ 10,000), Operator shall obtain the approval of the Operating Committee. Upon the request of a Party, Operator shall within ten
     (10) Days provide such Party with a copy of the final version any contract.
6.7  AUTHORIZATION FOR EXPENDITURE ("AFE") PROCEDURE
     (A) Prior to incurring any commitment or expenditure for the Joint Account, which is estimated to be:
          (1) In excess of U.S. dollars ten thousand (US$ 10,000) in a development Work Program and Budget; and
          (2) In excess of U.S. dollars ten thousand (US$ 10,000) in a production Work Program and Budget. Operator shall send to each Non-Operator an AFE as described in Article 6.7(C). Notwithstanding the above, Operator shall not be obliged to furnish for approval an AFE to the Parties with respect to any Minimum Work Obligations, workovers of wells and general and administrative costs that are listed as separate line items in an approved Work Program and Budget.
     (B) All AFEs shall be for informational purposes only where approval of an operation in the current Work Program and Budget authorizes Operator to conduct the operation (subject to Article 6.7) without further authorization from the Operating Committee.
     (C) Each AFE required to be proposed and prepared by the Operator shall and any other AFE for Joint Operations shall:
          (1) Identify the operation by specific reference to the applicable line items in the Work Program and Budget; or
          (2) Describe the work in detail;
          (3) Contain proposer's best estimate of the total funds required to carry out such work;
          (4) Outline the proposed work schedule;
          (5) Provide a timetable of expenditures, if known; and
          (6) Be accompanied by such other supporting information as is necessary for an informed decision.

6.8  OVEREXPENDITURES OF WORK PROGRAMS AND BUDGETS
     (A) For expenditures on any line item of an approved Work Program and Budget, Operator shall be entitled to incur without further approval of the Operating Committee an overexpenditure for such line item up to ten percent (10%) of the authorized amount for such line item; provided that the cumulative total of all overexpenditures for a Calendar Year shall not exceed five percent (5%) of the total Work Program and Budget in question.
     (B) At such time that Operator is certain that the limits of Article 6.7(A) will be exceeded, Operator shall furnish a supplemental AFE for the estimated overexpenditures to the Operating Committee for its approval and shall provide the Parties with full details of such overexpenditures. Operator shall promptly give notice of the amounts of overexpenditures when actually incurred.
     (C) The restrictions contained in this Article VI shall be without prejudice to Operator's rights to make expenditures as set out in Article 4.2(B)(11) and Article 13.5.

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                ARTICLE VII - OPERATIONS BY LESS THAN ALL PARTIES

7.1 LIMITATION ON APPLICABILITY - NON-PARTICIPATING SITUATIONS BUT NO EXCLUSIVE OPERATIONS
     (A) No operations may be conducted in furtherance of the License Contract except as Joint Operations under Article V or Article VI which are:
          (1) Operations, including the drilling of wells, included in the required and approved Government/Contract License minimum development plan, including any modifications of that plan, or
          (2) Operations, including the drilling of wells and production operations, included in an annual Work Program and Budget, or
          (3) Operations which are proposed by and approved by the Operating Committee as modifications of the annual Work Program and Plan, or
          (4) Operations to which the CCP vote has not been exercised as a veto.
     (B) Operations which are required to fulfill the Minimum Work Obligations or minimum development plan must be proposed and conducted as Joint Operations under Article V, including those proposed or approved by the Operating Committee, and may not be proposed or conducted as Exclusive Operations.
     (C) As is set forth in Article V, any Joint Operation which is proposed by the Operating Committee or a Party, must be approved within five (5) days of the proposal, or within twenty-four (24) hours if a drilling rig or well service rig is on the well, or any Party not approving the operation will be in a non-participating status.
     (D) Any Party voting to not participate in any well or operation on a well, including a recorded no vote by default as is set forth in Section 7.1 (C) above, will have no interest from that point in time forward in the subject well and for any future work, operation, or production from that well. Consenting Party(ies) will provide metering means to segregate the measured production volumes (but not necessarily the physical production) for the subject well from other Project production.
     (E) If CCP determines to not participate in a well or other operation and determines not to veto that proposal, the Operator shall operate the well or wells in which CCP is non-participating unless the Operating Committee sets forth another procedure.

                             ARTICLE VIII - DEFAULT

8.1 DEFAULT AND NOTICE
          Any Party that fails to pay when due its Participating Interest share of Joint Account expenses, including cash advances and interest, shall be in default under this Agreement (a "Defaulting Party"). Operator, or any non-defaulting Party in the case Operator is the Defaulting Party, shall promptly give notice of such default to the Defaulting Party and each of the non-defaulting Parties (the "Default Notice"). The amount not paid by the Defaulting Party shall bear interest from the date due until paid in full at the Agreed Interest Rate.

8.2 OPERATING COMMITTEE MEETINGS AND DATA.
          Beginning five (5) Business Days from the date of the Default Notice, and thereafter while the Defaulting Party remains in default, the Defaulting Party shall not be entitled to attend Operating Committee or subcommittee meetings or to vote on any matter coming before the Operating Committee or any subcommittee until all of its defaults have been remedied (including payment of accrued interest). Unless agreed otherwise by the non-defaulting Parties, the voting interest of each non- defaulting Party during this period shall be its percentage of the total Participating Interests of the non- defaulting Parties. Any matters requiring a unanimous vote of the Parties shall not require the vote of the Defaulting Party. In addition, beginning five (5) Business Days from the date of the Default Notice, and thereafter while the Defaulting Party remains in default, the Defaulting Party shall not have access to any data or information relating to Joint Operations. During this period, the non-defaulting Parties shall be entitled to trade data without such Defaulting Party's consent, and the Defaulting Party shall have no right to any data received in such a trade unless and until its default is remedied in full. The Defaulting Party shall be deemed to have elected not to participate in any Joint Operations or Exclusive Operations that are voted upon at least five (5) Business Days after the date of the Default Notice but before all of its defaults have been remedied to the extent such an election would be permitted by Article 5.13(B) of this Agreement. The Defaulting Party shall be deemed to have approved, and shall join with the non-defaulting Parties in taking, any other actions voted on during that period.

8.3 ALLOCATION OF DEFAULTED ACCOUNTS

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MODEL FORM INTERNATIONAL OPERATING AGREEMENT - 1995

     (A) The Party providing the Default Notice pursuant to Article 8.1 shall include in the Default Notice to each non-defaulting Party a statement of the sum of money that the non-defaulting Party is to pay as its portion (such portion being in the ratio that each non-defaulting Party's Participating Interest bears to the Participating Interests of all non-defaulting Parties) of the amount in default (excluding interest), subject to the terms of this Article 8.3. If the Defaulting Party remedies its default in full within five (5) Business Days from the date of the Default Notice, the notifying Party shall promptly notify each non-defaulting Party by telephone and facsimile, and the non-defaulting Parties shall be relieved of their obligation to pay a share of the amounts in default. Otherwise, each non-defaulting Party shall pay Operator, within five (5) Business Days after receipt of the Default Notice, its share of the amount which the Defaulting Party failed to pay. If any non-defaulting Party fails to pay its share of the amount in default as aforesaid, such Party shall thereupon be a Defaulting Party subject to the provisions of this Article VIII. The non-defaulting Parties which pay the amount owed by any Defaulting Party shall be entitled to receive their respective shares of the principal and interest payable by such Defaulting Party pursuant to this Article VIII.
     (B) If Operator is a Defaulting Party, then all payments otherwise payable to Operator for Joint Account costs pursuant to this Agreement shall be made to the notifying Party instead until the default is cured or a successor Operator appointed. The notifying Party shall maintain such funds in a segregated account separate from its own funds and shall apply such funds to third party claims due and payable from the Joint Account of which it has notice, to the extent Operator would be authorized to make such payments under the terms of this Agreement. The notifying Party shall be entitled to bill or cash call the other Parties in accordance with the Accounting Procedure for proper third party charges that become due and payable during such period to the extent sufficient funds are not available. When Operator has cured its default or a successor Operator is appointed, the notifying Party shall turn over all remaining funds in the account to Operator and shall provide Operator and the other Parties with a detailed accounting of the funds received and expended during this period. The notifying Party shall not be liable for damages, losses, costs, expenses or liabilities arising as a result of its actions under this
     Article 8.3(B) except to the extent Operator would be liable under Article 4.6.
8.4  REMEDIES
     (A) During the continuance of a default, the Defaulting Party shall not have a right to its Entitlement, which shall vest in and be the property of the non-defaulting Parties. Operator (or the notifying Party if Operator is a Defaulting Party) shall be authorized to sell such Entitlement in an arm's-length sale on terms that are commercially reasonable under the circumstances and, after deducting all costs, charges and expenses incurred in connection with such sale, pay the net proceeds to the non-defaulting Parties in proportion to the amounts they are owed by the Defaulting Party hereunder (and apply such net proceeds toward the establishment of a reserve fund under Article 8.4(C), if applicable) until all such amounts are recovered and such reserve fund is established. Any surplus remaining shall be paid to the Defaulting Party,and any deficiency shall remain a debt due from the Defaulting Party to the non-defaulting Parties. When making sales under this Article 8.4(A), the non-defaulting Parties shall have no obligation to share any existing market or obtain a price equal to the price at which their own production is sold.
     (B) If Operator disposes of any Joint Property or any other credit or adjustment is made to the Joint Account while a Party is in default, Operator (or the notifying Party if Operator is a Defaulting Party) shall be entitled to apply the Defaulting Party's Participating Interest share of the proceeds of such disposal, credit or adjustment against all amounts owing by the Defaulting Party to the non-defaulting Parties hereunder (and toward the establishment of a reserve fund under Article 8.4(C), if applicable). Any surplus remaining shall be paid to the Defaulting Party, and any deficiency shall remain a debt due from the Defaulting Party to the non-defaulting Parties.
     (C) The non-defaulting Parties shall be entitled to apply proceeds received under Articles 8.4(A) and 8.4(B) toward the creation of a reserve fund in an amount equal to the Defaulting Party's Participating Interest share of
     (i) the estimated cost to abandon any wells and other property in which the Defaulting Party participated, (ii) the estimated cost of severance benefits for local employees upon cessation of operations and (iii) any other identifiable costs that the non-defaulting Parties anticipate will be incurred in connection with the cessation of operations.
     (D) If a Defaulting Party fails to remedy its default by the sixtieth
     (60th) Day following the date of the Default Notice, then, without prejudice to any other rights available to the non-defaulting Parties to recover amounts owing to them under this Agreement, each non-defaulting Party shall have the option, exercisable at anytime thereafter until the Defaulting Party has completely cured its defaults, to require that the Defaulting Party completely withdraw from this Agreement and the Contract. Such option shall be exercised by notice to the Defaulting Party and each non-defaulting Party. If such option is exercised, the Defaulting Party shall

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MODEL FORM INTERNATIONAL OPERATING AGREEMENT - 1995

     be deemed to have transferred, pursuant to Article 13.6, effective on the date of the non-defaulting Party's notice, all of its right, title and beneficial interest in and under this Agreement and the Contract Area to the non-defaulting Parties. The Defaulting Party shall, without delay following any request from the non- defaulting Parties, do any and all acts required to be done by applicable law or regulation in order to render such transfer legally valid, including, without limitation, obtaining all governmental consents and approvals, and shall execute any and all documents and take such other actions as may be necessary in order to effect a prompt and valid transfer of the interests described above. The Defaulting Party shall be obligated to promptly remove any liens and encumbrances which may exist on such transferred interests. For purposes of this Article 8.4(D), each Party constitutes and appoints each other Party its true and lawful attorney to execute such instruments and make such filings and applications as may be necessary to make such transfer legally effective and to obtain any necessary consents of the Government. Actions under this power of attorney may be taken by any Party individually without the joinder of the others. This power of attorney is irrevocable for the term of this Agreement and is coupled with an interest. If requested, each Party shall execute a form prescribed by the Operating Committee setting forth this power of attorney in more detail. In the event all Government approvals are not timely obtained, the Defaulting Party shall hold its Participating Interest in trust for the non-defaulting Parties who are entitled to receive the Defaulting Party's Participating Interest. Notwithstanding the terms of Article XIII, in the absence of an agreement among the non- defaulting Parties to the contrary, any transfer to the non-defaulting Parties following a withdrawal pursuant to this Article 8.4(D) shall be in proportion to the Participating Interests of the non-defaulting Parties. The acceptance by a non-defaulting Party of any portion of a Defaulting Party's Participating Interest shall not limit any rights or remedies that the non-defaulting Party has to recover all amounts (including
     (E) The non-defaulting Parties shall be entitled to recover from the Defaulting Party all reasonable attorneys' fees and all other reasonable costs sustained in the collection of amounts owing by the Defaulting Party.
     (F) The rights and remedies granted to the non-defaulting Parties in this Agreement shall be cumulative, not exclusive, and shall be in addition to any other rights and remedies that may be available to the non- defaulting Parties, whether at law, in equity or otherwise. Each right and remedy available to the non- defaulting Parties may be exercised from time to time and so often and in such order as may be considered expedient by the non-defaulting Parties in their sole discretion.
8.5  SURVIVAL
          The obligations of the Defaulting Party and the rights of the non-defaulting Parties shall survive the surrender of the Contract Area, abandonment of Joint Operations and termination of this Agreement.
8.6  NO RIGHT OF SET OFF
          Each Party acknowledges and accepts that a fundamental principle of this Agreement is that each Party pays its Participating Interest share of all amounts due under this Agreement as and when required. Accordingly, any Party which becomes a Defaulting Party undertakes that, in respect of either any exercise by the non-defaulting Parties of any rights under or the application of any of the provisions of this Article VIII, such Party hereby waives any right to raise by way of set off or invoke as a defense, whether in law or equity, any failure by any other Party to pay amounts due and owing under this Agreement or any alleged claim that such Party may have against Operator or any Non-Operator, whether such claim arises under this Agreement or otherwise. Each Party further agrees that the nature and the amount of the remedies granted to the non-defaulting Parties hereunder are reasonable and appropriate in the circumstances.

                     ARTICLE IX - DISPOSITION OF PRODUCTION

9.1  RIGHT AND OBLIGATION TO TAKE IN KIND
          Except as otherwise provided in this Article IX or in Article VIII, each Party shall have the right and obligation to own, take in kind and separately dispose of the share of total production available to it from the Project pursuant to the Contract and this Agreement in such quantities and in accordance with such procedures as may be set forth in the offtake agreement referred to in Article 9.2. If Government Oil Company is party to the offtake agreement, then the Parties shall endeavor to obtain its agreement to the principles set forth in this Article IX.
9.2  AGREEMENT FOR CRUDE OIL SALES
          If crude oil is produced from the Project, the Operator shall in good faith, and not less than thirty (30) -16- Days prior to first delivery of crude oil, negotiate and conclude the terms of an agreement to cover the sale of crude oil produced under the Contract and for the Contract Area. The Government may, if necessary and

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MODEL FORM INTERNATIONAL OPERATING AGREEMENT - 1995

     practicable, also be party to the sales agreement. This sales or "offtake" agreement shall, to the extent consistent with the Contract, make provision for:
     (A) The delivery point, at which title and risk of loss of Participating Interest shares of crude oil shall pass to the Parties interested (or as the Parties may otherwise agree);
     (B) Operator's regular periodic advice to the Parties of estimates of total available production for suc- 6 ceeding periods, quantities of each grade of crude oil and each Party's share for as far ahead as is necessary for Operator and the Parties to plan offtake arrangements. Such advice shall also cover for each grade of crude oil total available production and deliveries for the preceding period, inventory and overlifts and underlifts;
     (C) Nomination by the Parties to Operator of acceptance of their shares of total available production for the succeeding period. Such nominations shall in any one period be for each Party's entire share of available production during that period subject to operational tolerances and agreed minimum economic cargo sizes or as the Parties may otherwise agree;
     (D) Elimination of overlifts and underlifts;
     (E) If a river terminal for vessel loading is involved, risks regarding acceptability of barges, tankers, demurrage and (if applicable) availability of berths;
     (F) Distribution to the Parties of available grades, gravities and qualities of Hydrocarbons to ensure, to the extent Parties take delivery of their Entitlements as they accrue, that each Party shall receive in each period Entitlements of grades, gravities and qualities of Hydrocarbons from the Project similar to the grades, gravities and qualities of Hydrocarbons received by each other Party from the Project in that period.
     (G) To the extent that distribution of Entitlements on such basis is impracticable due to availability of facilities and minimum cargo sizes, a method of making periodic adjustments; and
     (H) The option and the right of the other Parties to sell an Entitlement which a Party fails to nominate for acceptance pursuant to (C) above or of which a Party fails to take delivery, in accordance with applicable agreed procedures, provided that such failure either constitutes a breach of Operator's or Parties' obligations under the terms of the Contract, or is likely to result in the curtailment or shut-in of production. Such sales shall be made only to the limited extent necessary to avoid disruption in Joint Operations. Operator shall give all Parties as much notice as is practicable of such situation and that a sale option has arisen. Any sale shall be of the un-nominated or undelivered Entitlement as the case may be and for reasonable periods of time as are consistent with the minimum needs of the industry and in no event to exceed twelve (12) months. The right of sale shall be revocable at will subject to any prior contractual commitments. Payment terms for production sold under this option shall be established in the offtake agreement. If a sales agreement has not been entered into by the date of first delivery of crude oil, the Parties shall be bound by the principles set forth in this Article 9.2 until a sales agreement has been entered into.
9.3  SEPARATE AGREEMENT FOR NATURAL GAS
          The Parties recognize that if natural gas is discovered it may be necessary for the Parties to enter into special arrangements for the disposal of the natural gas, which are consistent with this Agreement and subject to the terms of the Contract.

                             ARTICLE X - ABANDONMENT

10.1 ABANDONMENT OF WELLS DRILLED AS JOINT OPERATIONS
     (A) A decision to plug and abandon any well which has been drilled as a Joint Operation shall require the approval of the Operating Committee.
     (B) Should any Party fail to reply within the period prescribed in Article 5.12(A)(1) or Article 5.12(A)(2), whichever is applicable, after delivery of notice of the Operator's proposal to plug and abandon such well, such Party shall be deemed to have consented to the proposed abandonment.
     (C) Any well plugged and abandoned under this Agreement shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the Parties who participated in the cost of drilling such well.
                 ARTICLE XI - SURRENDER, EXTENSIONS AND RENEWALS

11.1 SURRENDER
     (A) If the Contract requires the Parties to surrender any portion of the Contract Area, Operator shall advise the Operating Committee of such requirement at least one hundred and twenty (120) Days in advance of the earlier of the date for filing irrevocable notice of such surrender or the date of such surrender. Prior to

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     the end of such period, the Operating Committee shall determine pursuant to
     Article V the size and shape of the surrendered area, consistent with the requirements of the Contract. If a sufficient vote of the Operating Committee cannot be attained, then the proposal supported by a simple majority of the Participating Interests shall be adopted. If no proposal attains the support of a simple majority of the Participating Interests, then the proposal receiving the largest aggregate Participating Interest vote shall be adopted. In the event of a tie, the Operator shall choose among the proposals receiving the largest aggregate Participating Interest vote. The Parties shall execute any and all documents and take such other actions as may be necessary to effect the surrender. Each Party renounces all claims and causes of action against Operator and any other Parties on account of any area surrendered in accordance with the foregoing but against its recommendation if Hydrocarbons are subsequently discovered under the surrendered area.
     (B) A surrender of all or any part of the Contract Area which is not required by the Contract shall require the unanimous consent of the Parties.
11.2 EXTENSION OF THE TERM
     (A) A proposal by any Party to enter into or extend the term of any requirement, period, or any phase of the Contract, or a proposal to extend the term of the Contract, shall be brought before the Operating Committee pursuant to Article V.
     (B) Any Party shall have the right to enter into an agreement to extend the term of the Contract, regardless of the level of support in the Operating Committee. If any Party or Parties take such action, any Party not wishing to extend shall have a right to withdraw from the Project, subject to the requirements of Article XIII.

                      ARTICLE XII - TRANSFER OF INTEREST OR RIGHTS

12.1 OBLIGATIONS
     (A) Subject always to the requirements of the Contract, the transfer of all or part of a Party's Participating Interest, excepting transfers pursuant to Article VIII or Article XIII, shall be effective only if it satisfies the terms and conditions of this Article XII.
     (B) Except in the case of a Party transferring all of its Participating Interest, no transfer shall be made by any Party which results in the transferor or the transferee holding a Participating Interest of less than one percent (1%) or holding any interest other than a Participating Interest the same as other Parties in the Contract, the Project, and this Agreement.
     (C) The transferring Party shall, notwithstanding the transfer, be liable to the other Parties for any obligations, financial or otherwise, which have vested, matured or accrued under the provision of the Contract or this Agreement prior to such transfer. Such obligations shall include, without limitation, any proposed expenditure approved by the Operating Committee prior to the transferring Party notifying the other Parties of its proposed transfer.
     (D) The transferee shall have no rights in and under the Contract, the Contract Area or this Agreement unless and until it obtains any necessary Government approval and expressly undertakes in an instrument satisfactory to the other Parties to perform the obligations of the transferor under the Contract and this Agreement in respect of the Participating Interest being transferred and furnishes any guarantees required by the Government or the Contract.
     (E) A transferee other than an Affiliate shall have no rights in and under the Contract, the Contract Area or this Agreement unless each Party has consented in writing to such transfer, which consent shall be denied only if such transferee fails to establish to the reasonable satisfaction of each Party its capability to perform its obligations under the Contract and this Agreement.
     (F) Nothing contained in this Article XII shall prevent a Party from mortgaging, pledging, charging or otherwise encumbering all or part of its interest in the Contract Area and in and under this Agreement for the purpose of security relating to finance provided that:
          (1) Such Party shall remain liable for all obligations relating to such interest;
          (2) The encumbrance shall be subject to any necessary approval of the Government and be expressly subordinated to the rights of the other Parties under this Agreement; and
          (3) Such Party shall ensure that any such mortgage, pledge, charge or encumbrance shall be expressed to be without prejudice to the provisions of this Agreement.
          (4) No interest in the Contract Area larger in any extent than that owned by Such Party shall be encumbered in any way.

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     (G) Any transfer of all or a portion of a Party's Participating Interest whether directly or indirectly by assignment, merger, consolidation, sale of stock, or other conveyance, other than with or to an Affiliate shall be subject to the following procedure:
          (1) In the event that a Party wishes to transfer any part or all of its Participating Interest, it shall send all other Parties notice of its intention and invite them to submit offers therefore. The other Parties shall have thirty (30) Days from the date of such notification to deliver a counter-notification with a binding offer in accordance with Article 12.1(G) (3). If the prospective transferor Party accepts the offer, the prospective transferor and the offering Party shall have the next sixty (60) Days in which to negotiate in good faith and execute the terms and conditions of a mutually acceptable transfer agreement. If the prospective transferor does not find any Party's offer acceptable, or if sixty (60) Days elapse and it is evident to the prospective transferor that a fully negotiated agreement with an offering Party is not imminent, the prospective transferor shall be entitled for a period of one hundred eighty (180) Days, plus such reasonable additional period as may be necessary to secure governmental approvals, to transfer its Participating Interest to a third party subject to the obligations set forth in this Article XII, so long as terms and conditions of the transfer to a third party are more favorable to the prospective transferor than the best terms and conditions offered by any Party;
          (2) If more than one Party counter-notifies the prospective transferor that it intends to acquire the Participating Interest which is the subject of the proposed transfer, then each such Party shall acquire a proportion of the Participating Interest to be transferred equal to the ratio of its own Participating Interest to the total Participating Interests of all the counter-notifying Parties, unless they otherwise agree;
          (3) All Parties giving such counter-notice shall meet to formulate a joint offer. Each such Party shall make known to the other Parties the highest price or value in which it is willing to offer to the prospective transferor. The proposal with the highest price or value shall be offered to the prospective transferor as the joint proposal of the Parties still willing to participate in such offer under the provisions of (1) and (2) above;
          (4) In the event that a Party's proposed transfer of part or all of its Participating Interest involves consideration other than cash or involves other properties included in a wider transaction (package deal), then the Participating Interest (or part thereof) shall be allocated a reasonable and justifiable cash value by the prospective transferor in any notification to the other Parties. Such other Parties may satisfy the requirements of this Article 12.1(G) by agreeing to pay such cash value in lieu of the consideration payable in the third-party offer.
12.2 RIGHTS
     (A) Each Party shall have the right, subject to the provisions of Article 12.1, to freely transfer its Participating Interest.

                    ARTICLE XIII - WITHDRAWAL FROM AGREEMENT

13.1 RIGHT OF WITHDRAWAL
     (A) Subject to the provisions of this Article XIII, other than for the various agreements and proposals between or among the parties by which their original participation in the Project occurred, any Party may withdraw from this Agreement and the Contract Area by giving notice to all other Parties stating its decision to withdraw. Such notice shall be unconditional and irrevocable when given, except as may be provided in
     Article 13.7.
     (B) The effective date of withdrawal for a withdrawing Party shall be the end of the calendar month following the calendar month in which the notice of withdrawal is given, provided that if all Parties elect to withdraw, the effective date of withdrawal for each Party shall be the date determined by
     Article 13.9.
13.2 PARTIAL OR COMPLETE WITHDRAWAL
     (A) Within thirty (30) Days of receipt of each withdrawing Party's notification, each of the other Parties may also give notice that it desires to withdraw from this Agreement, the Project, and the Contract. Should all Parties give notice of withdrawal, the Parties shall proceed to abandon the Contract Area and terminate the Contract and this Agreement. If less than all of the Parties give such notice of withdrawal, then the withdrawing Parties shall take all steps to withdraw from the Contract and this Agreement on the earliest possible date and execute and deliver all necessary instruments and documents to assign their Participating Interest to the Parties which are not withdrawing, without any compensation whatsoever, in accordance with the provisions of Article 13.6.

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MODEL FORM INTERNATIONAL OPERATING AGREEMENT - 1995

     (B) Any Party withdrawing under Article 11.2 or under this Article XIII shall withdraw from the entirety of the Contract Area and Project, and thus abandon to the other Parties not joining in its withdrawal all its rights to Cost Oil and Profit Oil generated by operations after the effective date of such withdrawal and all rights in associated Joint Property.
13.3 RIGHTS OF A WITHDRAWING PARTY
          A withdrawing Party shall have the right to receive its Entitlement of Hydrocarbons produced through the effective date of its withdrawal. The withdrawing Party shall be entitled to receive all information to which such Party is otherwise entitled under this Agreement until the effective date of its withdrawal. After giving its notification of withdrawal, a Party shall not be entitled to vote on any matters coming before the Operating Committee, other than matters for which such Party has financial responsibility. Any withdrawal may be subject to prior agreements between or among the Parties, and include, where applicable, the provisions of
     Article 20.12.
13.4 OBLIGATIONS AND LIABILITIES OF A WITHDRAWING PARTY
     (A) A withdrawing Party shall, following its notification of withdrawal, remain liable only for its share of the following:
          (1) Costs of Joint Operations, and Exclusive Operations in which it has agreed to participate, that were approved by the Operating Committee or Consenting Parties as part of a Work Program and Budget or AFE prior to such Party's notification of withdrawal, regardless of when they are actually incurred;
          (2) Any Minimum Work Obligations for the current period or phase of the Contract, and for any subsequent period or phase which has been approved pursuant to Article 11.2 and with respect to which such Party has failed to timely withdraw under Article 13.4(B);
          (3) Emergency expenditures as described in Articles 4.2(B)(11) and 13.5;
          (4) All other obligations and liabilities of the Parties or Consenting Parties, as applicable, with respect to acts or omissions under this Agreement prior to the effective date of such Party's withdrawal for which such Party would have been liable, had it not withdrawn from this Agreement.
     The obligations and liabilities for which a withdrawing Party remains liable shall specifically include its share of any costs of plugging and abandoning wells or portions of wells in which it participated (or was required to bear a share of the costs pursuant to Article 13.4(A)(1)), to the extent such costs of plugging and abandoning are payable by the Parties under the Contract. Any liens, charges and other encumbrances which the withdrawing Party placed on such Party's Participating Interest prior to its withdrawal shall be fully satisfied or released, at the withdrawing Party's expense, prior to its withdrawal. A Party's withdrawal shall not relieve it from liability to the non-withdrawing Parties with respect to any obligations or liabilities attributable to the withdrawing Party under this Article XIII merely because they are not identified or identifiable at the time of withdrawal.
     (B) Notwithstanding the foregoing, a Party shall not be liable for any operations or expenditures it voted against (other than operations and expenditures described in Article 13.4(A)(2) or 13.4(A)(3)) if it sends notification of its withdrawal within five (5) Days (or within twenty-four
     (24) hours if the drilling rig to be used in such operation is standing by on the Contract Area) of the Operating Committee vote approving such operation or expenditure. Likewise, a Party voting against voluntarily entering into or extending any phase of the Contract or voluntarily extending the Contract shall not be liable for the Minimum Work Obligations associated therewith provided that it sends notification of its withdrawal within thirty (30) Days of such vote pursuant to Article 11.2.
13.5 EMERGENCY
          If a well goes out of control or a fire, blow out, sabotage or other emergency occurs prior to the effective date of a Party's withdrawal, the withdrawing Party shall remain liable for its Participating Interest share of the costs of such emergency, regardless of when they are actually incurred.
13.6 ASSIGNMENT
          A withdrawing Party shall assign its Participating Interest free of cost to each of the non-withdrawing Parties in the proportion which each of their Participating Interests (prior to the withdrawal) bears to the total Participating Interests of all the non-withdrawing Parties (prior to the withdrawal), unless the non- withdrawing Parties agree otherwise. The expenses associated with the withdrawal and assignments shall be borne by the withdrawing Party. If any withdrawing Party acquired its interests through either CCP or Ziegler-Peru, then those entities may reacquire through the withdrawal those interests in their entirety, unless CCP or Ziegler-Peru wish to offer part or all of the interest to the other under the terms of withdrawal stated in other parts of this section. No obligations of the interest thus transferred will increase the responsibility of CCP or Ziegler-Peru by the pass through or interest.

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MODEL FORM INTERNATIONAL OPERATING AGREEMENT - 1995

13.7 APPROVALS
          As this is a private contract, no Government approvals are required of a withdrawing party.
13.8 SECURITY
     (A) A Party withdrawing from this Agreement and the Contract pursuant to this Article XIII shall provide Security satisfactory to the other Parties to satisfy any obligations or liabilities which were approved or accrued prior to notice of withdrawal, but which become due after its withdrawal, including, without limitation, Security to cover the costs of an abandonment, if applicable.
     (B) Failure to provide Security shall constitute default under this Agreement.
     (C) "Security" means a standby letter of credit issued by a bank or an on demand bond issued by a surety corporation, such bank or corporation having a credit rating indicating it has sufficient worth to pay its obligations in all reasonably foreseeable circumstances, or, failing the provision of either of those, cash contributed to an account approved by the Operating Committee.
13.9 WITHDRAWAL OR ABANDONMENT BY ALL PARTIES
          In the event all Parties decide to withdraw, the Parties agree that they shall be bound by the terms and conditions of this Agreement for so long as may be necessary to wind up the affairs of the Parties with the Government, to satisfy any requirements of applicable law and to facilitate the sale, disposition or abandonment of property or interests held by the Joint Account. ARTICLE XIV - RELATIONSHIP OF PARTIES AND TAX 14.1 RELATIONSHIP OF PARTIES The rights, duties, obligations and liabilities of the Parties under this Agreement shall be individual, not joint or collective. It is not the intention of the Parties to create, nor shall this Agreement be deemed or construed to create a mining or other partnership, joint venture or association or (except as explicitly provided in this Agreement) a trust. This Agreement shall not be deemed or construed to authorize any Party to act as an agent, servant or employee for any other Party for any purpose whatsoever except as explicitly set forth in this Agreement. In their relations with each other under this Agreement, the Parties shall not be considered fiduciaries except as expressly provided in this Agreement.
14.2 TAX
          Each Party shall be responsible for reporting and discharging its own tax measured by the profit or income of the Party and the satisfaction of such Party's share of all contract obligations under the Contract and under this Agreement. Each Party shall protect, defend and indemnify each other Party from any and all loss, cost or liability arising from the indemnifying Party's failure to report and discharge such taxes or satisfy such obligations. The Parties intend that all income and all tax benefits (including, but not limited to, deductions, depreciation, credits and capitalization) with respect to the expenditures made by the Parties hereunder will be allocated by the Government tax authorities to the Parties based on the share of each tax item actually received or borne by each Party. If such allocation is not accomplished due to the application of the laws and regulations of the Government or other Government action, the Parties shall attempt to adopt mutually agreeable arrangements that will allow the Parties to achieve the financial results intended. Operator shall provide each Party, in a timely manner and at such Party's sole expense, with such information with respect to Joint Operations as such Party may reasonably request for preparation of its tax returns or responding to any audit or other tax proceeding.
14.3 UNITED STATES TAX ELECTION
     (A) If, for United States federal income tax purposes, this Agreement and the operations under this Agreement are regarded as a partnership (and if the Parties have not agreed to form a tax partnership), each "U.S. Party" (as defined below) elects to be excluded from the application of all of the provisions of Subchapter "K", Chapter 1, Subtitle "A" of the United States Internal Revenue Code of 1986, as amended (the "Code"), as permitted and authorized by Section 761(a) of the Code and the regulations promulgated under the Code. Each Party is authorized and directed to execute and file for each U.S. Party such evidence of this election as may be required by the Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by United States Treasury Regulations Sections 1.761-2 and 1.6031-1(d)(2), and shall provide a copy thereof to each U.S. Party. Should there be any requirement that any U.S. Party give further evidence of this election, each U.S. Party shall execute such documents and furnish such other evidence as may be required by the Internal Revenue Service or as may be necessary to evidence this election.
     (B) No Party shall give any notice or take any other action inconsistent with the election made above. If -21- any income tax laws of any state or other political subdivision of the United States or any future income tax

                                      -21-
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MODEL FORM INTERNATIONAL OPERATING AGREEMENT - 1995

     laws of the United States or any such political subdivision contain provisions similar to those in Subchapter "K", Chapter 1, Subtitle "A" of the Code, under which an election similar to that provided by Section 761(a) of the Code is permitted, each U.S. Party shall make such election as may be permitted or required by such laws. In making the foregoing election, each U.S. Party states that the income derived by it from operations under this Agreement can be adequately determined without the computation of partnership taxable income.
     (C) For the purposes of this Article XIV, "U.S. Party" shall mean any Party which is subject to the income tax law of the United States in respect of operations under this Agreement.
     (D) No activity shall be conducted under this Agreement that would cause any Party that is not a U.S. Party to be deemed to be engaged in a trade or business within the United States under applicable tax laws and regulations.
     (E) A Party which is not a U.S. Party shall not be required to do any act or execute any instrument which might subject it to the taxation jurisdiction of the United States.

         ARTICLE XV - CONFIDENTIAL INFORMATION -- PROPRIETARY TECHNOLOGY

15.1 CONFIDENTIAL INFORMATION
     (A) Subject to the provisions of the Contract, the Parties agree that all information and data acquired or obtained by any Party in respect of Joint Operations shall be considered confidential and shall be kept confidential and not be disclosed during the term of the Contract to any person or entity not a Party to this Agreement, except:
          (1) To an Affiliate, provided such Affiliate maintains confidentiality as provided in this Article XV;
          (2) To a governmental agency or other entity when required by the Contract;
          (3) To the extent such data and information is required to be furnished in compliance with anyapplicable laws or regulations, or pursuant to any legal proceedings or because of any order of any court binding upon a Party;
          (4) To prospective or actual contractors, consultants and attorneys employed by any Party where disclosure of such data or information is essential to such contractor's, consultant's or attorney's work;
          (5) To a bona fide prospective transferee of a Party's Participating Interest (including an entity with whom a Party or its Affiliates are conducting bona fide negotiations directed toward a merger, consolidation or the sale of a majority of its or an Affiliate's shares);
          (6) To a bank or other financial institution to the extent appropriate to a Party arranging for funding;
          (7) To the extent such data and information must be disclosed pursuant to any rules or requirements of any government or stock exchange having jurisdiction over such Party, or its Affiliates; provided that if any Party desires to disclose information in an annual or periodic report to its or its Affiliates' shareholders and to the public and such disclosure is not required pursuant to any rules or requirements of any government or stock exchange, then such Party shall comply with
          Article 20.3;
          (8) To its respective employees for the purposes of Joint Operations, subject to each Party taking customary precautions to ensure such data and information is kept confidential;
          (9) Any data or information which, through no fault of a Party, becomes a part of the public domain.
     (B) Disclosure as pursuant to Article 15.1(A)(4), (5), and (6) shall not be made unless prior to such disclosure the disclosing Party has obtained a written undertaking from the recipient party to keep the data and information strictly confidential for at least five (5) years and not to use or disclose the data and information except for the express purpose for which disclosure is to be made. 15.2 CONTINUING OBLIGATIONS
          Any Party ceasing to own a Participating Interest during the term of this Agreement shall nonetheless remain bound by the obligations of confidentiality in Article 15.1 and any disputes shall be resolved inaccordance with Article XVIII.
15.3 PROPRIETARY TECHNOLOGY
          Nothing in this Agreement shall require a Party to divulge proprietary technology to the other Parties; provided that where the cost of development of proprietary technology has been charged to the Joint Account, such proprietary technology shall be disclosed to all Parties bearing a portion of such cost and may be used by any such Party or its Affiliates in other operations.

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MODEL FORM INTERNATIONAL OPERATING AGREEMENT - 1995

15.4 TRADES OF INFORMATION
          Notwithstanding the foregoing provisions of this Article XV, Operator may, with approval of the Operating Committee, make trade or sell Project and well information, logs, and other data or information for the benefit of the Parties, with any data so obtained to be furnished to all Parties who participated in the cost of the data that was traded. Operator shall cause any third party to such trade to enter into an undertaking to keep the traded data confidential. Data that is sold may or may not be confidential depending on the arrangement the Operator makes with the acquiring entity or person. Any value or benefit from the sale will be paid pro-rata to the Parties.

                           ARTICLE XVI- FORCE MAJEURE

16.1 OBLIGATIONS
          If as a result of Force Majeure any Party is rendered unable, wholly or in part, to carry out its obligations under this Agreement, other than the obligation to pay any amounts due or to furnish security, then the obligations of the Party giving such notice, so far as and to the extent that the obligations are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused and for such reasonable period thereafter as may be necessary for the Party to put itself in the same position that it occupied prior to the Force Majeure, but for no longer period. The Party claiming Force Majeure shall notify the other Parties of the Force Majeure within a reasonable time after the occurrence of the facts relied on and shall keep all Parties informed of all significant developments. Such notice shall give reasonably full particulars of the Force Majeure, and also estimate the period of time which the Party will probably require to remedy the Force Majeure. The affected Party shall use all reasonable diligence to remove or overcome the Force Majeure situation as quickly as possible in an economic manner, but shall not be obligated to settle any labor dispute except on terms acceptable to it and all such disputes shall be handled within the sole discretion of the affected Party.
16.2 DEFINITION OF FORCE MAJEURE
          For the purposes of this Agreement, "Force Majeure" shall have the same meaning as:
     (A) Is set out in the Contract, or;
     (B) Circumstances which were beyond the reasonable control of the Party concerned and shall include strikes, lockouts and other industrial disturbances even if they were not "beyond the reasonable control" of the Party.

                             ARTICLE XVII - NOTICES

          Except as otherwise specifically provided, all notices authorized or required between the Parties by any of the provisions of this Agreement, shall be in writing, in English and delivered in person or by courier service or by any electronic means of transmitting written communications, but electronic means, including emails, are only effective notices if the sender of the notice actually receives a return email that acknowledges receipt of the notice. All notices must be addressed to such Parties as designated below. Oral communication does not constitute notice for purposes of this Agreement, and telephone numbers for the Parties are listed below as a matter of convenience only. The originating notice given under any provision of this Agreement shall be deemed delivered only when received by the Party to whom such notice is directed, and the time for such Party to deliver any notice in response to such originating notice shall run from the date the originating notice is received. The second or any responsive notice shall be deemed delivered when received. "Received" for purposes of this Article XVII shall mean actual delivery of the notice to the address of the Party to be notified specified in accordance with this Article XVII. Each Party shall have the right to change its address at any time and/or designate that copies of all such notices be directed to another person at another address, by giving written notice thereof to all other Parties.



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MODEL FORM INTERNATIONAL OPERATING AGREEMENT - 1995

      COMPANIA CONSULTORA DE PETROLEO, S.A.             RADIAL ENERGY, INC.
      -------------------------------------             -------------------



                                  Attention:                      Attention:

                                                          Ziegler-Peru, Inc.

                                                  5065 Westheimer, Suite 810
       Houston, Texas 77056
       Attention: Edward R. Ziegler 12
                                                        Fax: 713 - 850 - 1235

                                                  Telephone: 713 - 850 - 0960

                                                     Email: EZSAFEOIL@AOL.COM

              ARTICLE XVIII - APPLICABLE LAW AND DISPUTE RESOLUTION

18.1 APPLICABLE LAWS
          This Agreement shall be governed by, construed, interpreted and applied in accordance with the laws of the Republic of Peru, excluding any choice of law rules which would refer the matter to the laws of another jurisdiction.
18.2 DISPUTE RESOLUTION
     (A) Any dispute, controversy or claim arising out of or in relation to or in connection with this Agreement or the operations carried out under this Agreement, including without limitation any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement, shall be exclusively and finally settled by arbitration in accordance with this
     Article 18.2. Any Party may submit such a dispute, controversy or claim to arbitration by notice to the other Parties.
     (B)The arbitration shall be heard and determined by three (3) arbitrators. Each side shall appoint an arbitrator of its choice within thirty (30) Days of the submission of a notice of arbitration. The Party-33appointed arbitrators shall in turn appoint a presiding arbitrator of the tribunal within sixty (60) Days following the appointment of both Party-appointed arbitrators. If the Party-appointed arbitrators cannot reach agreement on a presiding arbitrator of the tribunal and/or one Party refuses to appoint its Party-36appointed arbitrator within said sixty (60) Day period, the appointing authority for the implementation of such procedure shall be the American Arbitration Association, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim.
     (C) Unless otherwise expressly agreed in writing by the Parties to the arbitration proceedings:
          (1) The arbitration proceedings shall be held in Lima, Peru;
          (2) The arbitration proceedings shall be conducted in the English language and the arbitrator(s) shall be fluent in the English language;
          (3) The arbitrator(s) shall be and remain at all times wholly independent and impartial;
          (4) The arbitration proceedings shall be conducted under the Arbitration Rules of the American Arbitration Association in effect on the Effective Date of this Agreement.
          (5) Any procedural issues not determined under the arbitral rules selected pursuant to Article 18.2(C)(4) shall be determined by the arbitration act and any other applicable laws of the Republic of Peru, other than those laws which would refer the matter to another jurisdiction;
          (6) The costs of the arbitration proceedings (including attorneys' fees and costs) shall be borne in the manner determined by the arbitrator(s);
          (7) The decision of the sole arbitrator or a majority of the arbitrators, as the case may be, shall be reduced to writing; final and binding without the right of appeal; the sole and exclusive remedy regarding any claims, counterclaims, issues or accountings presented to the arbitrator; made and promptly paid in U.S. dollars free of any deduction or offset; and any costs or fees incident to enforcing the award, shall to the maximum extent permitted by law be charged against the Party resisting such enforcement;

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          (8) Consequential, punitive or other similar damages shall not be allowed except those payable to third parties for which liability is allocated among the Parties by the arbitral award;
          (9) The award shall include interest from the date of any breach or violation of this Agreement, as determined by the arbitral award, and from the date of the award until paid in full, at the Agreed Interest Rate; and
          (10) Judgment upon the award may be entered in any court having jurisdiction over the person or the assets of the Party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.
          (11) Whenever the Parties are of more than one nationality, the single arbitrator or the presiding arbitrator, as the case may be, shall not be of the same nationality as any of the Parties or their ultimate parent entities.
          (12) For purposes of allowing the arbitration provided in this Article XVIII, the enforcement and execution of any arbitration decision and award, and the issuance of any attachment or other interim remedy, no government agency will be involved as to the Contract License as this is a private contract for the Contract Area and Project.
          (13) The arbitration shall proceed in the absence of a Party who, after due notice, fails to answer or appear. An award shall not be made solely on the default of a Party, but the arbitrator(s) shall require the Party who is present to submit such evidence as the arbitrator(s) may determine is reasonably required to make an award.
          (14) If an arbitrator should die, withdraw or otherwise become incapable of serving, or refuse to serve, a successor arbitrator shall be selected and appointed in the same manner as the original arbitrator.
                ARTICLE XIX - ALLOCATION OF COST RECOVERY RIGHTS

19.1 ALLOCATION OF PRODUCTION
          Where applicable or necessary, each Party's share of Cost Oil, Profit Oil, or similar concepts during each Calendar Quarter shall be determined pursuant to this Article XIX as follows: (A) Oil available to the Parties from the Contract Area during each Calendar Quarter shall be allocated equitably for any and all purposes by type and grade on a pro-rata share of Participating Interests owned, and any oil or interest that is allocated to or re-allocated to the Government in the future will be allocated pro-rata based on the various Party shares of Participating Interests in the Project.
                         ARTICLE XX - GENERAL PROVISIONS

20.1 WARRANTIES AS TO NO PAYMENTS, GIFTS AND LOANS
          Each of the Parties warrants that neither it nor its affiliates has made or will make, with respect to the matters provided for hereunder, any offer, payment, promise to pay or authorization of the payment of any money, or any offer, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to or for the use or benefit of any official or employee of the Government or to or for the use or benefit of any political party, official, or candidate unless such offer, payment, gift, promise or authorization is authorized by the written laws or regulations the Republic of Peru, of Canada, or of the United States of America.
20.2 CONFLICTS OF INTEREST
     (A) Operator undertakes that it shall avoid any conflict of interest between its own interests (including the interests of Affiliates) and the interests of the other Parties in dealing with suppliers, customers and all other organizations or individuals doing or seeking to do business with the Parties in connection with activities contemplated under this Agreement.
     (B) The provisions of the preceding paragraph shall not apply to:
          (1) Operator's performance which is in accordance with the local preference laws or policies of the Government; or
          (2) Operator's acquisition of products or services from an Affiliate, or the sale thereof to an Affiliate, made in accordance with the terms of this Agreement.

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20.3 PUBLIC ANNOUNCEMENTS
     (A) Operator shall be responsible for the preparation and release of all public announcements and statements regarding this Agreement or the Joint Operations; provided that, no public announcement or statement shall be issued or made unless prior to its release all the Parties have been furnished with a copy of such statement or announcement and the approval of at least two (2) non-affiliated Parties holding fifty percent (50%), or more, of the Participating Interests has been obtained. Where a public announcement or statement becomes necessary or desirable because of danger to or loss of life, damage to property or pollution as a result of activities arising under this Agreement, Operator is authorized to issue and make such announcement or statement without prior approval of the Parties, but shall promptly furnish all the Parties with a copy of such announcement or statement.
     (B) If a Party wishes to issue or make any public announcement or statement regarding this Agreement or the Joint Operations, it shall not do so unless prior to its release, such Party furnishes all the Parties with a copy of such announcement or statement, and obtains the approval of at least two
     (2) Parties which are not Affiliates holding fifty percent (50%) or more of the Participating Interests; provided that, notwithstanding any failure to obtain such approval, no Party shall be prohibited from issuing or making any such public announcement or statement if it is necessary to do so in order to comply with the applicable laws, rules or regulations of any government, legal proceedings or stock exchange having jurisdiction over such Party or its Affiliates as set forth in Articles 15.1(A)(3) and (7).
     (C) Notwithstanding the provisions of this Article XIX, any Party may issue or make public announcements or may make regulatory filings as required by securities or similar laws in any jurisdiction in which it operates or is regulated.
20.4 SUCCESSORS AND ASSIGNS
          Subject to the limitations on transfer contained in Article XII, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties.
20.5 WAIVER
          No waiver by any Party of any one or more defaults by another Party in the performance of this Agreement shall operate or be construed as a waiver of any future default or defaults by the same Party, whether of a like or of a different character. Except as expressly provided in this Agreement no Party shall be deemed to have waived, released or modified any of its rights under this Agreement unless such Party has expressly stated, in writing, that it does waive, release or modify such right.
20.6 SEVERANCE OF INVALID PROVISIONS
          If and for so long as any provision of this Agreement shall be deemed to be judged invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other provision of this Agreement except only so far as shall be necessary to give effect to the construction of such invalidity, and any such invalid provision shall be deemed severed from this Agreement without affecting the validity of the balance of this Agreement.
20.7 MODIFICATIONS
          Except as is provided in Articles 11.2(B) and 20.6, there shall be no modification of this Agreement or the Contract except by written consent of all Parties.
20.8 HEADINGS
          The topical headings used in this Agreement are for convenience only and shall not be construed as having any substantive significance or as indicating that all of the provisions of this Agreement relating to any topic are to be found in any particular Article.
20.9 SINGULAR AND PLURAL
          Reference to the singular includes a reference to the plural and vice versa.
20.10 GENDER
          Reference to any gender includes a reference to all other genders.
20.11 COUNTERPART EXECUTION
          This Agreement is executed in three (3) original counterparts and each such counterpart shall be deemed an original Agreement for all purposes; provided no Party shall be bound to this Agreement unless and until all Parties have executed a counterpart. For purposes of assembling all counterparts into one document, Operator is authorized to detach the signature page from one or more counterparts and, after signature thereof by the respective Party, attach each signed signature page to a counterpart. Any Party may file this document of record in any forum or jurisdiction that they desire or require, and Parties agree to sign additional original or notarized copies of the signature page to facilitate recording requirements of other Party(ies).

20.12 ENTIRETY

MODEL FORM INTERNATIONAL OPERATING AGREEMENT - 1995

          This Agreement is the entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior understandings and negotiations of the Parties, except as to agreements among and/or between the various Parties in entering into the original investments and interest acquisition in the Project which other or additional agreements survive this Agreement until those other agreements are completed or satisfied.

     IN WITNESS of their agreement each Party has caused its duly authorized representative to sign this instrument on the date indicated below such representative's signature.


   Notary                          Compania Consultora de Petroleo, S.A. ("CCP")


                                   By:

                                        Efren Tomaylla Martinez


                                  Title: President

                                  Date:

MODEL FORM INTERNATIONAL OPERATING AGREEMENT - 1995


Radial Energy, Inc. ("Radial")
Ziegler-Peru, Inc. ("ZPI") By:
 (Company Name)
(Print or type name)



Notary                                                 Radial

                                                           By:
                                                                  G. Leigh Lyons

                                                           Title: President

                                                           Date:



Notary    I, the undersigned Notary
          have verified that the signer is
          Edward R. Ziegler, and he swore,
          verified, and affirmed that he signed
          this document for the purposes
          stated therein.

---------------------------------------------
          Notary in and for the State of Texas,
          Signed in Harris County.

           My Commission Expires:


           Seal

                                Form For Other Later Signatories Below

                                                               (Company Name)
                                                   By:     (Print or type name)










                                                   Title: Date:

MODEL FORM INTERNATIONAL OPERATING AGREEMENT - 1995

NOTARY                                          Radial Energy, Inc. ("Radial")

                                                By:  /s/ G. LEIGH LYONS
 [NOTORY SEAL GOES HERE]                        ------------------------------
                                                         G. Leigh Lyons
 /s/ JAMES L. CARNEY
     James L. Carney                            Title:   President

                                                Date:    May 11, 2006
To witness signature of G.                      ------------------------------
Leigh Lyons

Notary   I, the undersigned Notary              Ziegler-Peru, Inc. ("ZPI")
         have verified that the signer is
         Edward R. Ziegler, and he swore,       By:
         verified, and affirmed that he         ------------------------------
         signed this document for the
         purposes stated therein.               Edward R. Ziegler

         --------------------------------       Date:
         Notary in and for the State of         ------------------------------
         Texas
         Signed in Harris County.

         My Commission Expires:

Seal


                      Form For Other Later Signatories Below


                                ------------------------------------
                                        (Company Name)

                                By:
                                   ---------------------------------

                                   ---------------------------------
                                        (Print or type name)


                                Title: -----------------------------

                                Date:  -----------------------------

MODEL FORM INTERNATIONAL OPERATING AGREEMENT - 1995

NOTARY                                          Radial Energy, Inc. ("Radial")

                                                By:
                                                ------------------------------
                                                G. Leigh Lyons

                                                Title:   President

                                                Date:
                                                ------------------------------


Notary   I, the undersigned Notary              Ziegler-Peru, Inc. ("ZPI")
         have verified that the signer is
         Edward R. Ziegler, and he swore,       By: /s/ EDWARD R. ZIEGLER
         verified, and affirmed that he         ------------------------------
         signed this document for the
         purposes stated therein.               Edward R. Ziegler
         /s/ SHARI P. WADE
         --------------------------------       Date: 5-10-2006
         Notary in and for the State of         ------------------------------
         Texas
         Signed in Harris County.

         My Commission Expires:

Seal

[NOTARY SEAL GOES
 HERE]
                      Form For Other Later Signatories Below


                                ------------------------------------
                                        (Company Name)

                                By:
                                   ---------------------------------

                                   ---------------------------------
                                        (Print or type name)


                                Title: -----------------------------

                                Date:  -----------------------------

MODEL FORM INTERNATIONAL OPERATING AGREEMENT - 1995

          This Agreement is the entire agreement of the Parties with respect to the subject matter contained herein and supercedes all prior understandings and negotiations of the Parties, except as to agreements among and/or between the various Parties in entering into the original investments and interest acquisition in the Project which other or additional agreements survive this Agreement until those other agreements are completed or satisfied.

     IN WITNESS of their agreement each Party has caused the duly authorized representative to sign the instrument on the date indicated below each representative's signature.


{NOTARY SEAL GOES HERE]              COMPANIA CONSULTORA DE PETROLEO, SA ("CCP")


                                        By: /s/ EFREN TOMAYLIA MARTINEZ
                                           -----------------------------
                                                Efren Tomaylia Martinez
                                                DNI: 07851597

                                        Title:  President

                                        Date:   May 11, 2006
                                             ---------------------------

                                                                       EXHIBIT C
                           ACCOUNTING PROCEDURE TO JOA
                             HUAYA ANTICLINE PROJECT
                              EFFECTIVE MAY 5, 2006


                                TABLE OF CONTENTS

SECTION                                                                     PAGE

SECTION I.   GENERAL PROVISIONS ............................................. 1
        1.1      PURPOSE. . ................................................. 1
        1.2      CONFLICT WITH AGREEMENT. . ................................. 1
        1.3      DEFINITIONS.. .............................................. 1
        1.4      JOINT ACCOUNT RECORDS AND CURRENCY EXCHANGE.. .............. 2
        1.5      STATEMENTS AND BILLINGS... ................................. 2
        1.6      PAYMENTS AND ADVANCES.. .................................... 3
        1.7      ADJUSTMENTS .................. ............................. 6
        1.8      AUDITS. . .................................................. 6
        1.9      ALLOCATIONS. . ............................................. 8

SECTION II.   DIRECT CHARGES ................................................ 8
        2.1      LICENSES, PERMITS, ETC. . .................................. 8
        2.2      SALARIES, WAGES AND RELATED COSTS.... ...................... 8
        2.3      EMPLOYEE RELOCATION COSTS. . ............................... 9
        2.4      OFFICES, CAMPS, AND MISCELLANEOUS FACILITIES.. ............. 9
        2.5      MATERIAL.. ................................................. 9
        2.6      EXCLUSIVELY OWNED EQUIPMENT AND FACILITIES OF OPERATOR
                   AND AFFILIATES. ...........................................9
        2.7      SERVICES .................................................. 10
        2.8      INSURANCE. . .............................................. 10
        2.9      DAMAGES AND LOSSES TO PROPERTY ............................ 11
        2.10     LITIGATION AND LEGAL EXPENSES.... ......................... 11
        2.11     TAXES AND DUTIES.. ........................................ 11
        2.12     ECOLOGICAL AND ENVIRONMENTAL. . ........................... 11
        2.13     DECOMMISSIONING (ABANDONMENT) AND RECLAMATION. . .......... 12
        2.14     OTHER EXPENDITURES. . ..................................... 12

SECTION III.   INDIRECT CHARGES ............................................ 12
        3.1      PURPOSE. . ................................................ 12
        3.2      AMOUNT.. .................................................. 12
        3.3      EXCLUSIONS. . ............................................. 13

SECTION IV.   ACQUISITION OF MATERIAL ...................................... 13
        4.1      ACQUISITIONS.. ............................................ 13
        4.2      MATERIALS FURNISHED BY OPERATOR. . ........................ 13
        4.3      PREMIUM PRICES. . ......................................... 14
        4.4      WARRANTY OF MATERIAL FURNISHED BY OPERATOR. . ............. 14

SECTION V.   DISPOSAL OF MATERIALS ......................................... 15
        5.1      DISPOSAL. . ............................................... 15
        5.2      MATERIAL PURCHASED BY A PARTY OR AFFILIATE ................ 15
        5.3      DIVISION IN KIND. . ....................................... 15
        5.4      SALES TO THIRD PARTIES... ................................. 15

SECTION VI.   INVENTORIES .................................................. 16
        6.1      PERIODIC INVENTORIES - NOTICE AND REPRESENTATION. . ....... 16
        6.2      SPECIAL INVENTORIES... .................................... 16

                              ACCOUNTING PROCEDURE


                                  INTRODUCTION

Attached to and made part of the Operating Agreement, hereinafter called the "Agreement," effective as of the 5th day of May, 2006, by and between Cia. Consultora De Petroleo, S.A., Ziegler-Peru, Inc., and Radial Energy, Inc. Any other Party or Participating Interest subsequently created will as required in the Agreement, also follow this Accounting Procedure.

                                   SECTION I.
                               GENERAL PROVISIONS

1.1  PURPOSE.


     1.1.1 The purpose of this Accounting Procedure is to establish equitable methods for determining charges and credits applicable to operations under the Agreement which reflect the costs of Joint Operations to the end that no Party shall gain or lose in relation to other Parties. 20
     1.1.2 The Parties agree, however, that if the methods prove unfair or inequitable to Operator or Non-Operators, the Parties shall meet and in good faith endeavor to agree on changes in methods deemed necessary to correct any unfairness or inequity.

1.2  CONFLICT WITH AGREEMENT.

     In the  event of a  conflict  between  the  provisions  of this  Accounting
     Procedure and the provisions of the Agreement to which this Accounting Procedure is attached, the provisions of the Agreement shall prevail.

1.3  DEFINITIONS.

     The definitions contained in ARTICLE I of the Agreement to which this Accounting Procedure is attached shall apply to this Accounting Procedure and have the same meanings when used herein. Certain terms used herein are defined as follows:

     "ACCRUAL BASIS" means that basis of accounting under which costs and benefits are regarded as applicable to the period in which the liability for the cost is incurred or the right to the benefit arises, regardless of when invoiced, paid, or received.

     "AGREEMENT" means the Huaya Anticline Project JOA with an effective date of May 5, 2006.

     "CASH BASIS" means that basis of accounting under which only costs actually paid and revenue actually received are included for any period.

     "COUNTRY OF OPERATIONS" means the Republic of Peru.


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                                                                          PAGE 1

     "MATERIAL" means machinery, equipment and supplies acquired and held for use in Joint Operations.

     "SECONDEES" means technical and professional personnel employed by a Non-Operator or its Affiliate(s) who, with Operator's approval, are loaned to Operator to perform services for, and under the direction and control of, Operator under a secondment agreement.

     JOINT ACCOUNT RECORDS AND CURRENCY EXCHANGE.

     1.4.1 Operator shall at all times maintain and keep true and correct records of the production and disposition of all liquid and
1.4 gaseous Hydrocarbons, and of all costs and expenditures under the Agreement, as well as other data necessary or proper for the settlement of accounts between the Parties hereto in connection with their rights and obligations under the Agreement and to enable Parties to comply with their respective applicable income tax and other laws.
     1.4.2 Operator shall maintain accounting records pertaining to Joint Operations in accordance with generally accepted accounting practices used in the international petroleum industry and any applicable statutory obligations of the Country of Operations as well as the provisions of the Contract and the Agreement.
     1.4.3 The Joint Account financial records shall be maintained by Operator in the Spanish language and in United States of America ("U.S.") currency and in such other language and currency as may be required by the laws of the Country of Operations or the Contract. Conversions of currency shall be recorded at the rate actually experienced in that conversion. Currency translations for expenditures and receipts shall be recorded at the arithmetic average of the buying and selling exchange rates at the close of business on the last day of the month preceding the current accounting period
     1.4.4 Any currency exchange gains or losses shall be credited or charged to the Joint Account, except as otherwise specified in this Accounting Procedure.
     1.4.5 This Accounting Procedure shall apply, to Non-Participating, Non-Consent, or Exclusive Operations, if any, in the same manner that it applies to Joint Operations; provided, however, that the charges and credits applicable to Consenting Parties shall be distinguished by an Exclusive Operation Account. For the purpose of determining and calculating the remuneration of the Consenting Parties, including the premiums for Exclusive Operations, the costs and expenditures shall be expressed in U.S. currency
               (irrespective of the currency in which the expenditure was incurred).
     1.4.6 The cash basis for accounting shall be used in preparing accounts concerning the Joint Operations. If a "cash" basis for accounting is used, Operator shall show accruals, if any, as memorandum items.


     STATEMENTS AND BILLINGS.

1.5


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                                                                          PAGE 2

     1.5.1 Unless otherwise agreed by the Parties, Operator shall submit monthly to each Party, on or before the 15th Day of each month, statements of the costs and expenditures incurred during the prior month, indicating by appropriate classification the nature thereof, the corresponding budget category, and the portion of such costs charged to each of the Parties.

               These statements, as a minimum, shall contain the following information:

               - advances of funds  setting forth the  currencies  received from each Party,

               - the share of each Party in total expenditures,

               - the accrued expenditures,

               - the current account balance of each Party,

               - summary of costs, credits, and expenditures on a current month, year-to-date, and inception-to-date basis or other periodic basis, as agreed by Parties (such expenditures shall be grouped by the categories and line items designated in the approved Work Program and Budget submitted by Operator in accordance with ARTICLE 6.4 of the Agreement so as to facilitate comparison of actual expenditures against that work Program and Budget), and

               - details  of  unusual  charges  and  credits  in  excess of U.S.
                 dollars ten thousand (U.S. $ 10,000).

     1.5.2 Operator shall, upon request, furnish a description of the accounting classifications or account numbers and definitions used by it on the statements provided to Parties.

     1.5.3     Amounts   included  in  the  statements  and  billings  shall  be
               expressed in U.S. currency and reconciled to the currencies advanced.

     1.5.4 Each Party shall be responsible for preparing its own accounting and tax reports to meet the requirements of the Country of Operations and of all other countries to which it may be subject. Operator, to the extent that the information is reasonably available from the Joint Account records, shall provide Non-Operators in a timely manner with the necessary information to facilitate the discharge of such responsibility.

1.6  PAYMENTS AND ADVANCES.

     1.6.1 Upon approval of any Work Program and Budget, if Operator so requests, each Non-Operator shall advance its share of estimated cash requirements for the succeeding one month of operations. Each such cash call shall be equal to the Operator's estimate of the money to be spent in the currencies required to perform its duties under the approved Work Program and Budget during the month concerned. For informational purposes the cash call shall contain an estimate of the funds required for the succeeding two
               (2) months detailed by

AIPN MODEL INTERNATIONAL ACCOUNTING PROCEDURE
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                                                                          PAGE 3
               the categories designated in the approved Work Program and Budget submitted by Operator in accordance with Article 6 of the Agreement.

     1.6.2 Each such cash call, detailed by the categories designated in the approved Work Program and Budget submitted by Operator in accordance with Article 6 of the Agreement shall be made in writing and delivered to all Non-Operators not less than fifteen
               (15) Days before the payment due date. The due date for payment of such advances shall be set by Operator but shall be no sooner than the first Business Day of the month for which the advances are required. All advances shall be made without bank charges. Any charges related to receipt of advances from a Non-Operator shall be borne by that Non-Operator.

     1.6.3 Each Non-Operator shall wire transfer its share of the full amount of each such cash call to Operator on or before the due date, in the currencies requested or any other currencies acceptable to Operator and at a bank designated by Operator. If currency provided by a Non-Operator is other than the requested currency, then the entire cost of converting to the requested currency shall be charged to that Non-Operator.

     1.6.4 Notwithstanding the provisions of Section 1.6.2, should Operator be required to pay any sums of money for the Joint Operations which were unforeseen at the time of providing the Non-Operators with said estimates of its requirements, Operator may make a written request of the Non-Operators for special advances covering the Non-Operators' share of such payments. Each such Non-Operator shall make its proportional special advances within ten (10) Days after receipt of such notice.

     1.6.5     If  a   Non-Operator's   advances   exceed   its  share  of  cash
               expenditures, the next succeeding cash advance requirements, after such determination, shall be reduced accordingly.

     1.6.6 If Non-Operator's advances are less than its share of cash expenditures, the deficiency shall, at Operator's option, be added to subsequent cash advance requirements or be paid by Non-Operator within ten (10) Days following the receipt of Operator's billing to Non-Operator for such deficiency.

     1.6.7 If, under the provisions of the Agreement, Operator is required to segregate funds received from the Parties, any interest received on such funds shall be applied against the next succeeding cash call or, if directed by the Operating Committee, distributed quarterly. The interest thus received shall be allocated to the Parties on an equitable basis taking into consideration date of funding by each Party to the accounts in proportion to the total funding into the account. A monthly statement summarizing receipts, disbursements, transfers to each joint bank account and beginning and ending balances thereof shall be provided by Operator to the Parties.

     1.6.8 If Operator does not request Non-Operators to advance their share of estimated cash requirements, each Non-Operator shall pay its share of cash expenditures within ten (10) Days following receipt of Operator's billing.


AIPN MODEL INTERNATIONAL ACCOUNTING PROCEDURE
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                                                                          PAGE 4

     1.6.9 Payments of advances or billings shall be made on or before the due date. In accordance with ARTICLE VIII of the Agreement, if these payments are not received by the due date the unpaid balance shall bear and accrue interest from the due date until the payment is received by Operator at the Agreed Interest Rate. For the purpose of determining the unpaid balance and interest owed, Operator shall translate to U.S. currency all amounts owed in other currencies using the currency exchange rate readily available to Operator at the close of the last Business Day prior to the due date for the unpaid balance as quoted by the applicable authority identified in Section 1.4.3 of this Section I.

     1.6.10 Subject to governmental regulation, Operator shall have the right, at any time and from time to time, to convert the funds advanced or any part thereof to other currencies to the extent that such currencies are then required for operations. The cost of any such conversion shall be charged to the Joint Account.

     1.6.11 Operator shall endeavor to maintain funds held for the Joint Account in bank accounts at a level consistent with that required for the prudent conduct of Joint Operations.

     1.6.12 If under the Agreement, Operator is required to segregate funds received from or for the Joint Account, the provisions under this
               Section 1.6 for payments and advances by Non-Operators shall apply also to Operator.

     1.6.13    Funding by Operator

               1.6.13.1 Notwithstanding any of the provisions of Sections 1.6.1 through 1.6.6 to the contrary, Operator may elect to fund the costs of the Joint Operations and bill the Non-Operators for such funding pursuant to the provisions of this Section 1.6.13. Operator shall exercise such election by submission of notice to the Non-Operators at the time of submission of any proposed Work Program and Budget to the Parties pursuant to
                         ARTICLE VII of the Agreement. In consideration for such funding, each Non-Operator shall pay Operator the financing charge specified in Section 1.6.13.3.

               1.6.13.2 Not later than the tenth (10th) Day after the end of any month for which the Operator has funded the Joint Operations, Operator shall bill each Non-Operator for
                         (1) its share of the cash expenditure, and (2) the financing charge calculated in accordance with Section 1.6.13.3.

               1.6.13.3 Operator may charge the Joint Operations interest at a maximum of the monthly LIBOR rate as determined and defined in the Agreement for any Joint Operations funded by the Operator.

               1.6.13.4 Notwithstanding the provisions of Section 1.6.8, each bill under this Section 1.6.13 shall be due on the twentieth (20th) day of the month in which the bill was issued, or if such day is not a Business


AIPN MODEL INTERNATIONAL ACCOUNTING PROCEDURE
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                                                                          PAGE 5

               Day in the Country of Operations, the first Business Day thereafter.

     1.6.13.5 In any subsequent Calendar Year, Operator may elect to adopt a cash call procedure in accordance with Sections 1.6.1 through
               1.6.6 by notice submitted to the Non-Operators at the time of submission of any proposed Work Program and Budget to the Parties.


ADJUSTMENTS.

Payments of any advances or billings shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any Calendar Year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of such Calendar Year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. Failure on the part of a Non-Operator to make claim on Operator for adjustment within such period shall establish the correctness thereof and preclude the filing of exceptions thereto or making claims for adjustment thereon. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of the Material as provided for in Section VI. Operator shall be allowed to make adjustments to the Joint Account after such twenty-four (24) month period if these adjustments result from audit exceptions outside of this Agreement, third party claims, or Government or Government Oil Company requirements. Any such adjustments shall be subject to audit within the time period specified in Section 1.8.1.

AUDITS.

     1.8.1 A Non-Operator, upon at least sixty (60) Days advance notice in writing to Operator and all other Non-Operators, shall have the right to audit the Joint Accounts and records of Operator relating to the accounting hereunder for any Calendar Year within the twenty-four (24) month period following the end of such Calendar Year except as otherwise provided in Section 3.1. As provided in ARTICLE 4.2(B)(6) of the Agreement, Non-Operators shall have reasonable access to Operator's personnel and to the facilities, warehouses, and offices directly or indirectly serving Joint Operations. The cost of each such audit shall be borne by Non-Operators conducting the audit. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct joint or simultaneous audits in a manner that will result in a minimum of inconvenience to the Operator. Non-Operators must take written exception to and make claim upon the Operator for all discrepancies disclosed by said audit within said twenty-four (24) month period. Operator shall endeavor to produce information from its Affiliates reasonably necessary to support charges from those Affiliates to the Joint Account other than those charges referred to in Section 3.1. If an Affiliate considers such information confidential or proprietary or if such Affiliate will not allow the Non-


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               Operators to audit its  accounts,  the  statutory  auditor of the
               Affiliate shall be used to confirm the details and facts as required, provided such statutory auditor is an internationally recognized firm of public accountants. The auditing Non-Operator
               may  instruct  the  statutory   auditor  on  the  scope  of  such
               confirmation; however, the scope shall be subject to the approval
               of  the   Affiliate  in  question,   such   approval  not  to  be
               unreasonably withheld. Should the statutory auditor of the Affiliate decline to act in such capacity, or not be an
               internationally    recognized    independent   firm   of   public
               accountants,   the   auditing   Non-Operators   shall  select  an
               internationally recognized independent firm of public accountants to carry out such confirmation, subject to the approval of the Affiliate in question, such approval not to be unreasonably withheld. The cost of such audit by the statutory auditor or the independent firm of public accountants, as the case may be, shall be charged to the Joint Account.

     1.8.3 Any information obtained by a Non-Operator under the provisions of this Section 1.8 which does not relate directly to the Joint Operations shall be kept confidential and shall not be disclosed to any party, except as would otherwise be permitted by the Agreement.

     1.8.4 In the event that the Operator is required by law or the Contract to employ a public accounting firm to audit the Joint Account and records of Operator relating to the accounting hereunder, the cost thereof shall be a charge against the Joint Account, and a copy of the audit shall be furnished to each Party.

     1.8.5 At the conclusion of each audit, the Parties shall endeavor to settle outstanding matters expeditiously. To this end the Parties conducting the audit will make a reasonable effort to prepare and distribute a written report to the Operator and all the Parties who participated in the audit as soon as possible and in any event within ninety (90) Days after the conclusion of each audit. The report shall include all claims arising from such audit together with comments pertinent to the operation of the accounts and records. Operator shall make a reasonable effort to reply to the report in writing as soon as possible and in any event no later than ninety (90) Days after receipt of the report. Should the Non-Operators consider that the report or reply requires further investigation of any item therein, the Non-Operators shall have the right to conduct further investigation in relation to such matter notwithstanding the provisions of Sections 1.7 and
               1.8.1 that the period of twenty-four (24) months may have expired. However, conducting such further investigation shall not extend the twenty-four (24) month period for taking written exception to and making a claim upon the Operator for all discrepancies disclosed by said audit. Such further investigations shall be commenced within thirty (30) Days and be concluded within sixty (60) Days after the receipt of such report or reply, as the case may be.

     1.8.6 All adjustments resulting from an audit agreed between the Operator and the Non-Operator conducting the audit shall be reflected promptly in the Joint Account by the Operator and reported to the Non-Operator(s). If any dispute shall arise in connection with an audit, it shall be reported to and discussed by the Operating Committee, and, unless otherwise agreed by the parties to the dispute, resolved in accordance with the provisions of Article XVIII of the Agreement (Dispute and Arbitration sections). If all the parties to the dispute so


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               agree, the adjustment(s) may be referred to an independent expert agreed to by the parties to the dispute. At the election of the parties to the dispute, the decision of the expert will be binding upon such parties. Unless otherwise agreed, the cost of such expert will be shared equally by all parties to the dispute.

1.9  ALLOCATIONS.

     If it becomes necessary to allocate any costs or expenditures to or between Joint Operations and any other operations, such allocation shall be made on an equitable basis. For informational purposes only, Operator shall furnish a description of its allocation procedures pertaining to these costs and expenditures and its rates for personnel and other charges, along with each proposed Work Program and Budget.

                                   SECTION II.
                                 DIRECT CHARGES


Operator shall charge the Joint Account with all costs and expenditures incurred in connection with Joint Operations. It is also understood that charges for services normally provided by an operator such as those contemplated in Sections
2.7.2 and 2.7.3 which are provided by a Party's Affiliate shall reflect the cost to the Affiliate, excluding profit, for performing such services, except as otherwise provided in Section 2.6, Section 2.7.1, and Section 2.5.1 if selected. 26

The costs and expenditures shall be recorded as required for the settlement of accounts between the Parties hereto in connection with the rights and obligations under this Agreement and for purposes of complying with the tax laws of the Country of Operations and of such other countries to which any of the Parties may be subject. Without in any way limiting the generality of the foregoing, chargeable costs and expenditures shall include:

2.1  LICENSES, PERMITS, ETC.

     All costs, if any, attributable to the acquisition, maintenance, renewal or relinquishment of licenses, permits, contractual and/or surface rights acquired for Joint Operations and bonuses paid in accordance with the Contract when paid by Operator in accordance with the provisions of the Agreement.

2.2  SALARIES, WAGES AND RELATED COSTS.

     Salaries, wages and related costs include everything constituting the employees' total compensation, as well as the cost to Operator of holiday, vacation, sickness, disability benefits, living and housing allowances, travel time, bonuses, and other customary allowances applicable to the salaries and wages chargeable hereunder, as well as the costs to Operator for employee benefits, including but not limited to employee group life insurance, group medical insurance, hospitalization, retirement, severance payments

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


     required by the laws or regulations of the Country of Operations and other benefit plans of a like nature applicable to labor costs of Operator.

     All costs associated with organizational restructuring (e.g., separation benefits, relocation costs, asset disposition costs) of Operator or its Affiliates, other than those costs which are directly related to employees of Operator who are directly engaged in Joint Operations on a full time basis, will require the approval of the Parties to be chargeable to the Joint Account.

     Any costs associated with Country of Operations benefit plans which are not currently funded shall be accrued and not be paid by Non-Operators, unless otherwise approved by the Operating Committee, until the same are due and payable to the employee, upon withdrawal of a Party pursuant to the Agreement and then only by the withdrawing Party, or upon termination of the Agreement, whichever occurs first.


2.3  EMPLOYEE RELOCATION COSTS.

     No employee relocation costs will be charged to the Joint Operations unless approved by the Operating Committee. Employee relocation costs are those costs to permanently move an employee and his family and dependents from one area of residence to another. Employee relocation costs are different than travel and housing/camp expenses that may be set forth in other sections.

2.4  OFFICES, CAMPS, AND MISCELLANEOUS FACILITIES.

     Cost of maintaining any offices, sub-offices, camps with meals and lodging, warehouses, housing, and other facilities of the Operator and/or Affiliates directly serving the Joint Operations. If such facilities serve operations in addition to the Joint Operations the costs shall be allocated to the properties served on an equitable basis.

2.5  MATERIAL.

     Cost, net of discounts taken by Operator, of Material purchased or furnished by Operator. Such costs shall include, but are not limited to, export brokers' fees, transportation charges, loading, unloading fees, export and import duties and license fees associated with the procurement of Material and in-transit losses, if any, not covered by insurance. So far as it is reasonably practical and consistent with efficient and economical operation, only such Material shall be purchased for, and the cost thereof charged to, the Joint Account as may be required for immediate use.

2.6  EXCLUSIVELY OWNED EQUIPMENT AND FACILITIES OF OPERATOR AND AFFILIATES.

     Charges for exclusively owned equipment, facilities, and utilities of Operator or any of its Affiliates at rates not to exceed the average commercial rates of non-affiliated third parties then prevailing for like equipment, facilities, and utilities for use in the area where the same are used hereunder. On request, Operator shall furnish Non-Operators a list of rates and the basis of application. Such rates shall be revised from time to time if found to be either excessive or insufficient, but not more than once every six months.


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


     Exclusively owned drilling tools and other equipment lost in the hole or damaged beyond repair may be charged at replacement cost less depreciation plus transportation costs to deliver like equipment to the location where used.


2.7  SERVICES.

     2.7.1 The charges for services provided by third parties, including the Affiliates of the respective Parties which have contracted with Operator to perform services that are normally provided by third parties, other than those services covered by Section 2.7.2 and
               Section 2.7.3, shall be chargeable to the Joint Account. Such charges for services by the Affiliates of the respective Parties shall not exceed those currently prevailing if performed by non-affiliated third parties, considering quality and availability of services.

     2.7.2 The cost of services performed by Operator's Affiliates technical and professional staffs not located within the Country of Operation shall be chargeable to the Joint Account. The individual rates shall include salaries and wages of such technical and professional personnel, lost time, governmental assessments, and employee benefits. Costs shall also include all support costs necessary for such technical and professional personnel to perform such services, such as, but not limited to, rent, utilities, support staff, drafting, telephone and other communication expenses, computer support, supplies, depreciation, and other reasonable expenses.

     2.7.3 The cost of services performed with the approval of Operator by the technical and professional staffs of the Non-Operators and the Affiliates of the respective Non-Operators, including the cost to such Affiliates and Non-Operators of their respective Secondees, shall be chargeable to the Joint Account. The individual rates shall include salaries and wages of such technical and professional personnel and Secondees, lost time, governmental assessments, and employee benefits. Costs (other than for Secondees) shall also include all support costs necessary for such technical and professional personnel to perform such services, such as, but not limited, to rent, utilities, support staff, drafting, telephone and other communication expenses, computer support, supplies, depreciation, and other reasonable expenses.

     2.7.4 A Non-Operator shall bill Operator for direct costs of services and of Secondees charged under the provisions of Section 2.7.3 on or before the last day of each month for charges for the preceding month, to which charges Non-Operator shall not add an administrative overhead rate. Within thirty (30) Days after receipt of a bill for such charges, Operator shall pay the amount due thereon.


     INSURANCE.

     Premiums paid for insurance required by law or the Agreement to be carried for the benefit of the Joint Operations.

2.8


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

2.9  DAMAGES AND LOSSES TO PROPERTY.

     2.9.1 All costs or expenditures necessary to replace or repair damages or losses incurred by fire, flood, storm, theft, accident, or any other cause shall be chargeable to the Joint Account. Costs shall be listed separately in the monthly statement of costs and expenditures.

     2.9.2 Credits for settlements received from insurance carried for the benefit of Joint Operations and from others for losses or damages to Joint Property or Materials shall be chargeable to the Joint Account. Each Party shall be credited with its Participating Interest share thereof except where such receipts are derived from insurance purchased by Operator for less than all Parties in which event such proceeds shall be credited to those Parties for whom the insurance was purchased in the proportion of their respective contributions toward the insurance coverage.

     2.9.3 Expenditures incurred in the settlement of all losses, claims, damages, judgments, and other expenses for the account of Joint Operations shall be chargeable to the Joint Account.


2.10 LITIGATION AND LEGAL EXPENSES.

     The costs and expenses of litigation and legal services necessary for the protection of the Joint Operations under this Agreement as follows:

     2.10.1 Legal services necessary or expedient for the protection of the Joint Operations, and all costs and expenses of litigation, arbitration or other alternative dispute resolution procedure, including reasonable attorneys' fees and expenses, together with all judgments obtained against the Parties or any of them arising from the Joint Operations.

     2.10.2 If the Parties hereunder shall so agree, actions or claims affecting the Joint Operations hereunder may be handled by the legal staff of one or any of the Parties hereto; and a charge commensurate with the reasonable costs of providing and furnishing such services rendered may be made by the Party providing such service to Operator for the Joint Account, but no such charges shall be made until approved by the Parties.

2.11 TAXES AND DUTIES.

     All taxes, duties, assessments and governmental charges, of every kind and nature, assessed or levied upon or in connection with the Joint Operations, other than any that are measured by or based upon the revenues, income and net worth of a Party.


2.12 ECOLOGICAL AND ENVIRONMENTAL.


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     Costs incurred on the Joint  Property as a result of statutory  regulations for archaeological and geophysical surveys relative to identification and protection of cultural resources and/or other environmental or ecological surveys as may be required by any regulatory authority. Also, costs to provide or have available pollution containment and removal equipment plus
     costs  of  actual  control,   clean  up  and  remediation   resulting  from
     responsibilities associated with Hydrocarbon contamination as required by all applicable laws and regulations.

2.13 DECOMMISSIONING (ABANDONMENT) AND RECLAMATION.

     Costs incurred for  decommissioning  (abandonment)  and  reclamation of the
     Joint   Property,   including  costs  required  by  governmental  or  other
     regulatory authority or by the Contract.

2.14 OTHER EXPENDITURES.

     Any other costs and expenditures incurred by Operator for the necessary and proper conduct of the Joint Operations in accordance with approved Work Programs and Budgets and not covered in this Section II or in Section III. 20

                                  SECTION III.
                                INDIRECT CHARGES

3.1  PURPOSE.

     Operator shall charge the Joint Account monthly for the cost of indirect services and related office costs of Operator not otherwise provided in this Accounting Procedure. Indirect costs chargeable under this Section III represent the cost of general assistance and support services provided by Operator and its Affiliates. These costs are such that it is not practical to identify or associate them with specific projects but are for services which provide the Joint Operations with needed and necessary resources which Operator requires and provide a real benefit to Joint Operations. No cost or expenditure included under Section II shall be included or duplicated under this Section III. The charges under Section III are not subject to audit under Sections 1.8.1 and 1.8.2 other than to verify that the overhead percentages are applied correctly to the expenditure basis.

3.2  AMOUNT.

     3.2.1 The indirect charge defined in Section 3.1 shall be U.S. dollars six thousand (U.S. $ 6,000) per month for the 100% Joint Operation and Project, plus an additional charge of 0.35% of the Hydrocarbon gross revenues for the Project from each preceding month billed with the current month indirect charge.




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


     3.2.2 The Operating Committee may adjust the amount or basis of calculation for the charge in Section 3.1 and 3.2.1 every six months.

     3.2.3 No annual assessment will be made based on the cost of expenditures.

3.3  EXCLUSIONS.

     The expenditures used to calculate the monthly indirect charge shall not include the indirect charge (calculated either as a percentage of expenditures or as a minimum monthly charge), rentals on surface rights acquired and maintained for the Joint Account, guarantee deposits, pipeline tariffs, concession acquisition costs, bonuses paid in accordance with the Contract, royalties and taxes on production or revenue to the Joint Account paid by Operator, expenditures associated with major construction projects for which a separate indirect charge is established hereunder, payments to third parties in settlement of claims, and other similar items.

     Credits arising from any government subsidy payments, disposition of Material, and receipts from third parties for settlement of claims shall not be deducted from total expenditures in determining such indirect charge.
                                   SECTION IV.
                             ACQUISITION OF MATERIAL

4.1  ACQUISITIONS.

     Materials purchased for the Joint Account shall be charged at net cost paid by the Operator. The price of Materials purchased shall include, but shall not be limited to export broker's fees, insurance, transportation charges, loading and unloading fees, import duties, license fees, and demurrage (retention charges) associated with the procurement of Materials, and applicable taxes, less all discounts taken.

4.2  MATERIALS FURNISHED BY OPERATOR.

     Materials required for operations shall be purchased for direct charge to the Joint Account whenever practicable, except the Operator may furnish such Materials from its stock under the following conditions:

     4.2.1     NEW MATERIALS (CONDITION "A").


               New Materials transferred from the warehouse or other properties of Operator shall be priced at net cost determined in accordance with Section 4.1 above as if Operator had purchased such new Material just prior to its transfer. Such net costs shall in no event exceed the then current market price.

     4.2.2     USED MATERIALS (CONDITIONS "B" AND "C").


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


     4.2.2.1 Material which is in sound and serviceable condition and suitable for use without repair or reconditioning shall be classed as Condition "B" and priced at seventy-five percent (75%) of such new purchase net cost at the time of transfer.
     4.2.2.2 Materials not meeting the requirements of Section 4.2.2.1 above, but which can be made suitable for use after being repaired or reconditioned, shall be classed as Condition "C" and priced at fifty percent (50%) of such new purchase net cost at the time of transfer. The cost of reconditioning shall also be charged to the Joint Account provided the Condition "C" price, plus cost of reconditioning, does not exceed the Condition "B" price; and provided that Material so classified meet the requirements for Condition "B" Material upon being repaired or reconditioned.

     4.2.2.3 Material which cannot be classified as Condition "B" or Condition "C", shall be priced at a value commensurate with its use.

     4.2.2.4 Tanks, derricks, buildings, and other items of Material involving erection costs, if transferred in knocked-down condition, shall be graded as to condition as provided in this Section 4.2.2 of
               Section IV, and priced on the basis of knocked-down price of like new Material.

     4.2.2.5 Material including drill pipe, casing and tubing, which is no longer useable for its original purpose but is useable for some other purpose, shall be graded as to condition as provided in this Section 4.2.2 of Section IV. Such Material shall be priced on the basis of the current price of items normally used for such other purpose if sold to third parties.


     PREMIUM PRICES.

4.3
     Whenever Material is not readily obtainable at prices specified in Sections
     4.1 and 4.2 of this Section IV because of national emergencies, strikes or other unusual causes over which Operator has no control, Operator may charge the Joint Account for the required Material at Operator's actual cost incurred procuring such Material, in making it suitable for use, and moving it to the Contract Area, provided that notice in writing, including a detailed description of the Material required and the required delivery date, is furnished to Non-Operators of the proposed charge. Operator is not required to accept Material furnished in kind by that Non-Operator. If Operator fails to submit proper notification prior to billing Non-Operators for such Material, Operator shall only charge the Joint Account on the basis of the price allowed during a "normal" pricing period in effect at time of movement.


     WARRANTY OF MATERIAL FURNISHED BY OPERATOR.

4.4
     OPERATOR NOR OTHER SUPPLYING PARTIES WARRANT THE CONDITION OR FITNESS FOR THE PURPOSE INTENDED OF ANY MATERIAL FURNISHED TO THE PROJECT. IN CASE DEFECTIVE


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


     MATERIAL IS FURNISHED BY OPERATOR FOR THE JOINT ACCOUNT, CREDIT SHALL NOT BE PASSED TO THE JOINT ACCOUNT UNTIL ADJUSTMENT HAS BEEN RECEIVED BY OPERATOR FROM THE MANUFACTURERS OR THEIR AGENTS.

                                   SECTION V.
                              DISPOSAL OF MATERIALS

5.1  DISPOSAL.

     Operator shall be under no obligation to purchase the interest of Non-Operators in new or used surplus Materials. Operator shall have the right to dispose of Materials but shall advise and secure prior agreement of the Operating Committee of any proposed disposition of Materials having an original cost to the Joint Account either individually or in the aggregate of ten thousand U.S. Dollars (U.S. $ 10,000) or more. When Joint Operations are relieved of Material charged to the Joint Account, Operator shall advise each Non-Operator of the original cost of such Material to the Joint Account so that the Parties may eliminate such costs from their asset records. Credits for Material sold by Operator shall be made to the Joint Account in the month in which payment is received for the Material. Any Material sold or disposed of under this Section shall be on an "as is, where is" basis without guarantees or warranties of any kind or nature. Costs and expenditures incurred by Operator in the disposition of Materials shall be charged to the Joint Account.

5.2  MATERIAL  PURCHASED BY A PARTY OR AFFILIATE.

     Proceeds received from Material purchased from the Joint Property by a Party or an Affiliate thereof shall be credited by Operator to the Joint Account, with new Material valued in the same manner as new Material under
     Section 4.2.1 and used Material valued in the same manner as used Material under Section 4.2.2, unless otherwise agreed by the Operating Committee.


5.3  DIVISION IN KIND.

     Division of Material in kind, if made between the Parties, shall be in proportion to their respective interests in such Material. Each Party will thereupon be charged individually with the value (determined in accordance with the procedure set forth in Section 5.2) of the Material received or receivable by it.

5.4  SALES TO  THIRD  PARTIES.

     Proceeds received from Material purchased from the Joint Property by third parties shall be credited by Operator to the Joint Account at the net amount collected by Operator from the buyer. If the sales price is less than that determined in accordance with the procedure set forth in Section 5.2, then approval by the Operating Committee shall be required prior to the sale. Any claims by the buyer for defective materials or otherwise shall be charged back to the Joint Account if and when paid by Operator.


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



                                   SECTION VI.
                                   INVENTORIES

6.1  PERIODIC INVENTORIES - NOTICE AND REPRESENTATION.

     At reasonable intervals, but at least annually, inventories shall be taken by Operator of all Material held in warehouse stock on which detailed accounting records are normally maintained. The expense of conducting periodic inventories shall be charged to the Joint Account. Operator shall give Non-Operators written notice at least sixty Days (60) in advance of its intention to take inventory, and Non-Operators, at their sole cost and expense, shall each be entitled to have a representative present. The failure of any Non-Operator to be represented at such inventory shall bind such Non-Operator to accept the inventory taken by Operator, who shall in that event furnish each Non- Operator with a reconciliation of overages and shortages. Inventory adjustments to the Joint Account shall be made for overages and shortages. Any adjustment equivalent to ten thousand U.S. Dollars (U.S. $ 10,000) or more shall be brought to the attention of the Operating Committee.

6.2  SPECIAL INVENTORIES.

     Whenever there is a sale or change of interest in the Agreement, a special inventory may be taken by the Operator provided the seller and/or purchaser of such interest agrees to bear all of the expense thereof. In such cases, both the seller and the purchaser shall be entitled to be represented and shall be governed by the inventory so taken. END OF ACCOUNTING PROCEDURE


AIPN MODEL INTERNATIONAL ACCOUNTING PROCEDURE
MAY 17, 2000
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